AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2003
                                                      Registration No. 333-97951


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                              --------------------
                               AMENDMENT NO. 1 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------




                        MOTORCARS AUTO GROUP INCORPORATED
                        ---------------------------------
                 (Name of Small Business Issuer in Its Charter)



              Florida                      5511                   65-0816177
              -------                      ----                   ----------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Number)    Identification No.)


                      980 North Federal Highway, Suite 206
                            Boca Raton, Florida 33432
                                 (561) 391-7172
          (Address and Telephone Number of Principal Executive Offices)

                           _________________________

                                  Barry Tenzer

                             Chief Executive Officer
                      980 North Federal Highway, Suite 206
                            Boca Raton, Florida 33432
                              (561) 391-7172
            (Name, Address and Telephone Number of Agent For Service)

                         ______________________________
                        Copies of all communications to:

                             Brian A. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

  Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

                                                        Proposed            Proposed
   Title of Each                                         Maximum             Maximum
Class of Securities               Amount to be        Offering Price        Aggregate              Amount of
  to be Registered                 Registered          Per Security      Offering Price        Registration Fee
  ----------------                 ----------          ------------      --------------        ----------------
Common Stock, par value

$.0001 per share
                                   1,989,303         $      0.40(1)         $795,721.20           $ 73.21

Common Stock, par value
$.0001 per share                     558,912         $      0.52(3)         $290,634.24           $ 26.74


Common Stock, par value
$.0001 per share                      65,000         $      3.30(2)         $214,500.00           $ 19.73
------                                                                                            -------

Total Registration Fee                                                                            $119.68(4)
                                                                                                  =======

__________________________
(1) Calculated in accordance with Rule 457(c) based upon the average of the closing bid and asked prices on August 8, 2002.
(2) The common shares are issuable upon exercise of warrants with fixed prices. Pursuant to Rule 457, the aggregate offering price and fee have been calculated based on the exercise price.

(3) Calculated in accordance with Rule 457(c) based upon the average of the closing bid and asked prices on January 3, 2003.
(4)      Fee partially paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. INFORMATION INCLUDED IN THIS PROSPECTUS IS NOT COMPLETE AND COULD BE CHANGED.


PROSPECTUS SUBJECT TO COMPLETION AND IS SUBJECT TO CHANGE DATED JANUARY 7, 2003


                        Motorcars Auto Group Incorporated

           2, 612,495 Shares of Class A Common Stock, Par Value $.0001



         This prospectus covers 2,612,495 shares of common stock of Motorcars Auto Group Incorporated, (formerly Associated Automotive Group Incorporated) being offered by certain selling security holders, including 291,136 shares of common stock underlying common stock purchase warrants and a 9% convertible note. See "Selling Security Holders" beginning on page 42. We will not receive any proceeds from the sale of the shares by the selling security holders. However, we will receive up to approximately $217,000 upon the exercise of certain warrants. There is no guarantee that any of the warrants will be exercised.

         Our shares trade on the Nasdaq SmallCap under the symbol MAGI. The closing price of our common stock on January 3, 2003 was $0.52.

                               ------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                The date of this prospectus is __________, 2002.

                               PROSPECTUS SUMMARY

HISTORY AND STRUCTURE

         Motorcars Auto Group Incorporated was incorporated in the State of Florida in 1997 under the name Uniservice Corporation as a holding company to acquire the licensee of KFC Restaurants in Chile. We owned and operated through a 99% owned subsidiary approximately 30 KFC Restaurants in Chile from the date of our initial public offering (August 1998) until January 9, 2002. Due to the disappointing performance of Uniservice Corporation's common stock in the marketplace and our disappointing results of operations in Chile, we made a decision to reorganize our business.

         Effective January 9, 2002 and pursuant to a special meeting of our shareholders on December 14, 2001, we disposed of our Chilean operating subsidiaries and acquired Motorcars Auto Group, Inc. Pursuant to the terms of a share exchange agreement with Associated Automotive Group, Inc., we issued 9,367,822 shares of our common stock to the shareholders of Associated Automotive Group, Inc. and its affiliates in exchange for a wholly- owned interest in Associated Automotive Group, Inc. In connection with the share exchange we sold all our KFC assets to our former chief executive officer who returned 825,000 shares of our outstanding class B common stock to our treasury. Our remaining outstanding shares of class B common stock were converted to class A common stock. In addition, we changed our name from Uniservice Corporation to Associated Automotive Group Incorporated. The share exchange and stock purchase have been accounted for as a recapitalization of the accounting acquirer. Accordingly, our company has been accounted for as the successor to Associated Automotive Group, Inc.

         On December 30, 2002, we changed our name to Motorcars Auto Group Incorporated.

CURRENT Operations

         Our wholly owned subsidiary, Associated Automotive Group, Inc. ("AAG"), a Nevada company, was formed as a holding company in July 2001 to own and operate various dealerships, accessory and other automotive businesses expected to be acquired or established. Our new strategy is to become the leading operator of exotic and highline automobile dealerships through acquisitions in strategically identified markets and to develop and grow its luxury automotive finance business and other complimentary business operations.

         AAG operates Motorcars of South Florida, Inc. Motorcars of South Florida is a highline and exotic car dealership located in Delray Beach, Florida. Motorcars of South Florida was incorporated in 1994 and was acquired by AAG in 2001. Pursuant to a stock purchase agreement dated January 22, 2002, effective January 9, 2002, AAG acquired all of the issued and outstanding shares of C&K Auto Imports from its sole shareholder, Doron Sauer, in consideration for 750,000 shares of our class A common stock and $500,000. C&K Auto Imports owns a high-line automobile dealership in Hasbrook Heights, New Jersey, that services the greater New York City Metropolitan area. C&K Auto Imports also owns a high-line automobile wholesale operation and service facility located in Leonia, New Jersey.

         Pursuant to a stock purchase agreement dated December 19, 2002, we sold C&K Auto Imports back to Doron Sauer in return for $250,000 and 750,000 shares of our common stock. The shares of common stock were retired and returned to our treasury. Our board of directors determined to sell C&K Auto Imports in order to refocus our strategy, which includes localizing our highline car operations in South Florida.

         Our executive offices are located at 980 North Federal Highway, Suite 206, Boca Raton, Florida 33432, our telephone number is (561) 391- 7172 and our website is motorcarssf.com.

         Our common stock and common stock purchase warrants currently trade on the Nasdaq SmallCap Market under the symbols MAGI and MAGIW, respectively.

SELECTED FINANCIAL DATA

         The following summary of our financial information has been derived from audited financial statements of AAG for December 31, 2001, that are included in this prospectus and unaudited financial information for the nine months ended September 30, 2002. The information below reflects the acquisition of C&K Auto Imports effective as of January 1, 2002, as the results of operations from January 1, 2002 through January 9, 2002 (date of C&K Auto Imports acquisition) were immaterial.

                                                                                    Nine Months Ended
                                         Year Ended December 31, 2001              September 3 0, 2002
                                         ----------------------------              -------------------
                                                   (audited)                           (unaudited)
Revenues                                    $       35,082,096                       $    41,862,047

Cost of Sales                               $       34,211,297                       $    40,109,039

Operating Expenses                          $        2,593,475                       $     4,667,206

Net (Loss)                                  $       (1,715,197)                      $    (2,801,623)

Net (Loss) Per Share                        $            (.326)                      $         (.230)

Pro Forma (Loss) Per Share                  $            (.150)                                  N/A

Working Capital                             $        1,803,667                       $     2,621,231

Total Assets                                $        4,307,011                       $     9,342,718

Current Liabilities                         $        2,034,964                       $     5,258,997

Accounts Payable and
  Accrued Expenses                          $          624,499                       $     1,874,496

Accumulated Deficit                         $        1,148,133                       $     3,949,756

Total Shareholders' Equity                  $        2,264,575                       $     3,656,785

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

         In addition to the other information in this prospectus, the following factors should be considered in evaluating our company and our business.

WE HAVE RECENTLY CHANGED OUR BUSINESS TO BECOME AN OPERATOR OF HIGHLINE AUTOMOBILE DEALERSHIPS AND YOU CANNOT RELY ON OUR PAST PERFORMANCE AS AN INDICATION OF FUTURE RESULTS.

         In January 2002 we completed the sale of substantially all of our previous operating assets including 30 Kentucky Fried Chicken restaurants in the Santiago, Chile area, and acquired 100% of the outstanding capital stock of AAG and 100% of the outstanding capital stock of C&K Auto Imports. As a result of these transactions, which also resulted in a change of control of our company and the election of new management and a new board of directors, we have changed our business model. While our management have significant experience in operating our current businesses, prospective purchasers of our securities will not be able to rely at all on our prior performance to gauge our future results.

WE HAVE AN ACCUMULATED DEFICIT AND A HISTORY OF LOSSES.

         Our current operations incurred an operating loss of $2,801,623 for the nine months ended September 30, 2002 and we have an accumulated deficit of $3,949,756 at September 30, 2002. Our future profitability will depend on substantial increases in revenues from operations and a reduction in our expenses. There can be no assurance that future revenues and income from operations will grow sufficiently to generate a positive cash flow or otherwise enable us to be profitable. We will experience significant liquidity and cash flow problems which will require us to raise additional capital to continue operations if we are not able to substantially increase our revenues. We cannot guarantee that future revenues will grow sufficiently to generate positive cash flow or otherwise enable us to become profitable.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS WILL BE SEVERELY LIMITED.

         Our acquisition and internal growth strategy requires substantial capital investment. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary for the expansion of our existing operations. We raised approximately $2.1 million in a private placement of our securities in 2001 to provide in part capital for the acquisition of C&K Auto Imports and an additional $1,300,000 in 2002 for working capital purposes. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions.

         If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Associated Automotive Group Incorporated held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our class A common stock. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing operations can be obtained on suitable terms, if at all. Our ability to continue our growth and acquisition strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

         Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies.

         We completed the acquisition of AAG and C&K Auto Imports in January 2002. We recently sold C&K Auto Imports back to its original stockholder. Previously announced proposed acquisitions of the Auto Toy Store, Bache Leasing, and the assets of Royal Motors were not completed. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

THE AUTOMOBILE INDUSTRY IS A MATURE INDUSTRY WITH LIMITED GROWTH POTENTIAL IN NEW VEHICLE SALES AND AUTOMOBILE SALES ARE CYCLICAL AND SUBJECT TO DOWNTURNS.

         The United States automobile industry is generally considered to be a mature industry in which minimal growth is expected in unit sales of new vehicles. In addition, the market for automobiles, particularly highline vehicles, is subject to substantial cyclical variation. Many factors affect the automobile industry, including:

         -        general and local economic conditions;
         -        taxes;
         -        consumer confidence;
         -        interest rates;
         -        credit availability; and
         -        the level of personal discretionary income.

         A material decrease in vehicle sales from the historical level of vehicle sales achieved by our subsidiaries would materially adversely affect our business, financial condition and results of operations.

OUR AUTOMOBILE OPERATIONS ARE GEOGRAPHICALLY CONCENTRATED AND SUBJECT TO LOCAL ECONOMIC CONDITIONS AND AS A RESULT, OUR RESULTS OF OPERATIONS WILL DEPEND SUBSTANTIALLY ON GENERAL ECONOMIC CONDITIONS AND CONSUMER SPENDING HABITS AND PREFERENCES IN THE SOUTH FLORIDA.

         Our current operations are located South Florida. While we may pursue acquisitions outside of South Florida, we expect that our automotive operations will be concentrated in South Florida for the foreseeable future. As a result, our results of operations will depend substantially on general economic conditions and consumer spending habits and preferences South Florida, as well as various other factors, such as tax rates and applicable state and local regulation. There can be no assurance that we will be able to expand geographically or that any such expansion will adequately insulate us from the adverse effects of local or regional economic conditions.


IF WE ARE UNABLE TO MAINTAIN SUFFICIENT LINES OF CREDIT TO FINANCE OUR INVENTORIES, OUR ABILITIES TO INCREASE OUR REVENUES WILL BE ADVERSELY AFFECTED.

         Our future operating results will be directly related to the availability of capital to us. The principal sources of financing for automobile inventories have historically been lines of credit from banks and other financial institutions and from cash generated from operations. There can be no assurance that we will be able to continue to obtain capital for our current or expanded operations on terms and conditions that are acceptable to us.

WE OPERATE IN A HIGHLY COMPETITIVE SEGMENT OF THE AUTOMOBILE INDUSTRY AND ANY FAILURE TO EFFECTIVELY COMPETE WILL ADVERSELY AFFECT OUR ABILITY TO INCREASE OUR REVENUES.

         The market for pre-owned vehicles is very competitive. Our competitors include:

         -        automobile dealers;
         -        private sellers of used vehicles;
         -        used vehicle dealers;
         -        other franchised dealers;
         -        service center chains; and
         -        independent service and repair shops.

         Some of our competitors may be larger, have access to greater financial resources and be capable of operating on smaller gross margins than our company. There can be no assurance that we will continue to compete effectively or that manufacturers will not modify the historical automobile franchise system in a manner that increases competition among dealers or market and sell their vehicles through other distribution channels.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND PURCHASERS OF OUR SHARES OF COMMON STOCK MAY LOSE ALL OR A PORTION OF THEIR INVESTMENT.

         Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, changes in general conditions in the economy, the financial markets or the automobile industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

         - our ability to effectively compete in our market segment, build brand identity and reduce our consolidated operating expenses,

         -        a continued demand for pre-owned highline and exotic vehicles,

         - technical difficulties, system downtime, or Internet brownouts;

         - the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         -        government regulation; and

         - general economic conditions and economic conditions specific to the automobile industry.

         As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our class A common stock would likely be materially adversely affected. In addition, the stock market in general and the market prices for automotive-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of those companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all or substantially all of the shares of our common stock covered by this prospectus for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which none are currently issued nor outstanding. Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock.

         WE CURRENTLY ONLY HAVE ONE INDEPENDENT DIRECTOR, WHICH IS VIOLATION OF NASDAQ CONTINUED LISTING REQUIREMENTS.

         We currently only have one independent director. During the periods of 2002, we had no independent directors. This deficiency is in violation of Nasdaq continued listing requirements.

         CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in or incorporated by reference into this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus or incorporated herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of September 30, 2002 and reflects the acquisition of C&K Auto Imports effective as of January 1, 2002. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                  September 30, 2002
                                                                  ------------------
                                                                      (Unaudited)

Stockholders' equity:

        Class A Common Stock, $.0001 par value,
        80,000,000 shares authorized,
        12,722,822 shares issued and
        outstanding                                                    $       1,272

        Additional paid-in capital                                     $   7,605,269

        Accumulated deficit                                            $  (3,949,756)

Total stockholders' equity                                             $   3,656,785

Total liabilities and stockholders' equity                             $   9,342,718

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. However, we will receive up to approximately $217,000 upon the exercise of certain warrants containing shares of common stock that are included in this prospectus. The warrants are exercisable at prices ranging from $.05 to $3.30 per share. We intend to use the proceeds from exercised warrants, if any, for working capital purposes. There is no guarantee that any or all of our warrants will be exercised.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Our class A common stock and our class A common stock warrants are traded on the Nasdaq SmallCap Market under the symbols MAGI and MAGIW, respectively, and commenced their trading on August 4, 1998. On January 3, 2002, the average closing bid and asked price of our common stock was $.52. The following table sets forth the high and low bid quotations for the common stock and warrant for the periods indicated. These quotations, as reported by the Nasdaq Stock Market, reflect prices between dealers, do not include retail mark-ups, markdowns, commissions and may not necessarily represent actual transactions.

Period                                             High             Low
------                                             ----             ---
Common Stock
Quarter ended September 30, 2000                   $2.75            $1.50
Quarter ended December 31, 2000                    $2.86            $1.38
Quarter ended March 31, 2001                       $2.31            $2.00
Quarter ended June 30, 2001                        $1.75            $0.52
Quarter ended September 30, 2001                   $2.60            $0.50
Quarter ended December 31, 2001                    $3.65            $2.10
Quarter ended March 31, 2002                       $4.25            $3.03
Quarter ended June 30, 2002                        $2.97            $1.50

Quarter ended September 30, 2002                   $1.80            $0.35
Quarter ended December 31, 2002                    $0.84            $0.32

Warrants

Quarter ended September 30, 2000                   $0.66            $0.25
Quarter ended December 31, 2000                    $0.50            $0.19
Quarter ended March 31, 2001                       $0.22            $0.19
Quarter ended June 30, 2001                        $0.22            $0.06
Quarter ended September 30, 2001                   $0.40            $0.05
Quarter ended December 31, 2001                    $0.80            $0.10
Quarter ended March 31, 2002                       $1.15            $0.61
Quarter ended June 30, 2002                        $0.75            $0.25

Quarter ended September 30, 2002                   $0.32            $0.05
Quarter ended December 31, 2002                    $0.45            $0.01

         As of December 31, 2002, there were approximately 70 holders of record of our class A common stock. As of December 31, 2002, we had approximately 350 beneficial shareholders of our class A common stock. As of December 31, 2002, we had approximately 300 beneficial shareholders of our common stock purchase warrants.

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid for the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         Management's discussion and analysis of financial condition and results of operations contains various forward looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may", "expect", "anticipate", "estimate" or "continue" or use of negative or other variations or comparable terminology.

         We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

         Management's discussion and analysis reflects the historical operations of AAG, as our company has been accounted for as the successor to AAG.

RESULTS OF OPERATIONS (HISTORICAL BASIS)

         Management discussion and analysis of financial condition and results of operations below has been prepared using historical information . The comparison of results of operations may be misleading due to the acquisition of C&K Auto Imports in January 2002. Also, while C&K Auto Imports was acquired on January 9, 2002, for purposes of the financial information the acquisition is effective January 1, 2002, as the results of operations for the interim period are immaterial.

NINE MONTHS ENDED SEPTEMBER 30, 2002 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2001

         Total sales for the nine months ended September 30, 2002, were $41,862,047 an increase of $12,983,733 compared to total sales of $28,878,314 for the nine months ended September 30, 2001. The substantial increase in sales was due directly to the acquisition of C&K Auto Imports In addition, since January 2002 we have focused sales efforts on higher priced highline and exotic cars. In doing so, we experienced a higher sales price per vehicle.

         Cost of sales increased from $28,113,235 for the nine months ended September 30, 2001 to $40,109,039 for the nine months ended September 30, 2002, an increase of $11,995,804 or almost 43%. The increase in cost of sales was attributed directly to a higher volume of sales as a result of the C&K Auto Imports acquisition.

         Due to the increase in sales, the gross profit increased to $1,753,008 for the nine months ended September 30, 2002 from $765,079 for the nine months ended September 30, 2001, an increase of $987,929 or 129%. The gross margin increased from 2.6% for the nine months ended September 30, 2001, to 4.2% for the nine months ended September 30, 2002 or approximately a 58% increase in the gross profit margins. The increase was due to our focus on the sale of higher priced highline and exotic cars which have higher profit margins.

         Income generated from finance, insurance, warranty and other income increased from $192,759 for the nine months ended as of September 30, 2001 to $228,820 for the nine months ended September 30, 2002. The increase of $36,061 or approximately 19% is a direct result of a higher volume of sales.

         Operating expenses increased from $1,597,093 for the nine months ended September 30, 2001 to $4,667,206 for the nine months ended September 30, 2002, an increase of $3,070,113. The substantial increase in operating expenses of approximately 192% was attributable to certain non-recurring expenses incurred during 2002 in connection with our reorganization, as well as the expenses associated with potential acquisitions that were not consummated. These expenses include legal, audit and consulting fees of approximately $750,000. Operating expenses also include certain forfeited deposits paid in connection with acquisitions that were not consummated (approximately $150,000). In addition, we incurred the expenses of setting up a reserve for the potential uncollectability of a receivable due from a former employee.

         Interest expense decreased from $241,914 for the nine months ended September 30, 2001 to $116,245 for the nine months ended September 30, 2002, a decrease of $125,669. The decrease in interest expense is due to a decrease in average debt outstanding for the nine months ended September 30, 2002. This decline is due mainly to the conversion to equity of certain debt owed to Barry Tenzer and his affiliates and an overall decrease in interest rates.

         Net loss for the nine months ended September 30, 2002 increased from $(881,169) for the nine months ended September 30, 2001 to $(2,801,623) for the nine months ended September 30, 2002, an increase of $1,920,454. The net loss is a direct result of the large dollar and percentage increase in operating expenses. A large portion of the net loss was attributable to certain non-recurring expenses, including due diligence expenses, associated with our reorganization, acquisitions and the potential acquisitions that were not consummated. In addition, we incurred the non-recurring expenses of setting up a reserve account for the potential uncollectability of a receivable due from a former employee.

THREE MONTHS ENDED SEPTEMBER 30, 2002 AS COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2001

         Total sales for the three months ended September 30, 2002, were $9,913,853 an increase of $2,412,897 compared to total sales of $7,500,956 for the three months ended September 30, 2001. The increase in sales is directly attributable to the acquisition of C&K Auto Imports that was completed in January 2002. In addition, since January 2002, we have focused sales efforts on a higher priced highline and exotic cars. In doing so, we experienced a higher sales price per vehicle.

         Cost of sales increased from $7,249,909 for the three months ended September 30, 2001 to $9,460,529 for the three months ended September 30, 2002, an increase of $2,210,620 or approximately 30%. This increase in cost of sales was attributed mainly to the acquisition of C&K Auto Imports that was acquired in January 2002.

         Due to the increase in sales, the gross profit increased to $453,324 for the three months ended September 30, 2002 from $251,047 for the three months ended September 30, 2001, an increase of $202,277. Gross margins increase from 3.3% for the three months ended September 30, 2001 to 4.6% for the three months ended September 30, 2002 or approximately 37% increase in the gross profit margins. This increase was due to our focus on the sale of higher priced highline and exotic cars which have higher profit margins.

         Income generated from finance, insurance, warranty and other income decreased from $49,764 for the three months ended September 30, 2001 to $34,630 for the three months ended September 30, 2002, a n increase of $15,134.

         Operating expenses increased from $637,664 for the three months ended September 30, 2001 to $1,208,268 for the three months ended September 30, 2002, an increase of $570,604 or approximately 89%. The substantial increase in operating expenses was attributable to certain non- recurring expenses incurred during 2002 in connection with our reorganization, as well as the expenses associated with potential acquisitions that were not consummated. These expenses include legal, audit and consulting fees , as well as other related expenses. Operating expenses also include certain forfeited deposits paid in connection with acquisitions that were not consummated. In addition, we incurred the expense of establishing a reserve for the potential uncollectability of a receivable due from a former employee.

         Interest expense decreased from $144,117 for the three months ended September 30, 2001 to $39,851 for the three months ended September 30, 2002, a decrease of $104,266 due to a decrease in the average debt outstanding for the three months ended September 30, 2001. The decline is due to the conversion of certain debt to Barry Tenzer and his affiliates into equity and the overall decrease in interest rates.

         For the three months ended September 30, 2002, there was a net loss of $(760,165) compared to a net loss of $(480,970) for the three months ended September 30, 2001. The net loss is a direct result of the large dollar and percentage increase in operating expenses. A large portion of the net loss was attributable to certain non-recurring expenses associated with our reorganization in January 2002, the acquisitions and potential acquisitions that were not consummated and related due diligence expenses. In addition, a portion of the net loss was attributable to the reserve set up for the potential uncollectability of a receivable due from a former employee.

YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO YEAR ENDED DECEMBER 31, 2000

         Total sales for the year ended December 31, 2000 were $58,325,452 compared to $35,082,096 for the year ended December 31, 2001, a decrease of $23,243,356 or 40%. This decrease is attributable to an overall decline in the economy as a whole which was more specifically exacerbated by the events of September 11, 2001.

         Cost of sales for the period ended December 31, 2000 was $56,608,731 versus $34,211,297 as of December 31, 2001, a decrease of $22,397,434 or 40%.
This decrease is attributable to a decrease in the number of cars sold during the period.

         Gross profit for the period ended December 31, 2000 was $1,716,721 versus $870,799 as of December 31, 2001. This decrease of $845,922 or 49% is attributable to an overall decrease in total sales.

         Income generated from finance, insurance, warranty and other miscellaneous expenses as of December 31, 2000 was $266,878 versus $268,413 as of December 31, 2001, an increase of $1,535. This increase is attributable to our ability to obtain better financing sources, and an increased focus on selling ancillary products.

         Operating expenses as of December 31, 2000 were $2,136,487 versus $2,593,475 as of December 31, 2001. This increase of $456,988 or 21% is attributable in part to expenses associated with our reorganization.

         Interest expense as of December 31, 2000 was $171,577 versus $170,934 as of December 31, 2001, a decrease of $643. This decrease of .4% may be attributable to a decrease in overall sales and a decrease in inventory which in turn decreased interest expense.

         For the year ended December 31, 2001, loss on worthless securities write-off was $90,000. This loss resulted from our investment in a public company that subsequently went bankrupt.

         Net loss as of December 31, 2000 was ($324,465) versus ($1,715,197) for the year ended December 31, 2001. This loss may be attributable in part to the overall decline in the economy, reorganization expense and the write downs of inventory.

LIQUIDITY AND  CAPITAL  RESOURCES (HISTORICAL BASIS)

         At September 30, 2002, we had total stockholders' equity of $3,656,785 as compared to stockholders' equity of $2,264,575 at December 31, 2001. In addition, our working capital at September 30, 2002 was $2,621,231, as compared to $1,803,667 at December 31, 2001. The significant increases in stockholders equity and working capital was a result of the C&K Auto Imports acquisition and the additional capital received through the issuance of the Company's securities.

         During the nine month period ended September 30, 2002, we received proceeds from the private sale of our common stock and common stock purchase warrants to 5 accredited investors in the approximate amount of $1,300,000.

         On May 3, 2002, we entered into a securities purchase agreement with Laurus Master Fund, Ltd. Under the agreement we received $500,000 and issued Laurus Master Fund, Ltd. a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of our common stock at $3.09 per share.

         We intend to seek additional equity capital which will be used to increase our ability to purchase additional inventory and for future accretive acquisitions. Our goal is to finance future operations from profitable operating cash flows.

         Accounts receivable increased from $551,056 at December 31, 2001 to $1,133,690 at September 30, 2002, an increase of $582,634 primarily due to the acquisition of C&K Auto Imports in January 2002 and an increase in wholesale transactions made by Motorcars of South Florida in September 2002.

         Inventories increased from $2,527,198 at December 31, 2001 to $4,136,978 at September 30, 2002, an increase of $1,609,780. This increase was primarily due to the acquisition of C&K Auto Imports in January 2002.

         Due from related parties (officers) increased from $679,828 at December 31, 2001 to $1,246,379 at September 30, 2002. The increase is primarily due to the consolidation of funds due from officers of Motorcars of South Florida (Barry Tenzer and David Jacoby) and C&K Auto Imports (Doron Sauer). These advances were made prior to Motorcars of South Florida and C&K Auto Imports being acquired by our public holding company. As of December 10, 2002, the amount due from officers was reduced to $883,475. The portion of funds due from officers of Motorcars of South Florida has been reduced to $147,003 as of December 10, 2002. It is anticipated that the balance of the advances will be repaid by March 31, 2003.

         Deposits and other assets increased from $238,502 at December 31, 2001 to $420,897 at September 30, 2002, an increase of $182,395. This increase was primarily the result of deposits made for the purchase of two Saleen automobiles.

         Accounts payable and accrued expenses increased from $624,499 at December 31, 2001 to $1,874,496 at September 30, 2002, an increase of $1,249,997. The large increase in payables is mainly attributed to the C&K Auto Imports acquisition and fees associated with potential acquisitions. These payables include legal, audit and consulting. In addition, we purchase automobiles at auctions or from other dealers for immediate resale against standing orders. These sales are usually consummated within days of the vehicle purchases; however, until titles to these automobiles are properly transferred a short term payable is accrued.

         Amounts due under the revolving floor plan increased from $1,151,819 at December 31, 2001 to $2,367,964 at September 30, 2002, an increase of $1,216,145. This increase was primarily due to the acquisition of C&K Auto Imports and the consolidation of its floor plan with Motorcars of South Florida 's floor plan.

         We anticipate that cash requirements will continue to increase as we continue to expend substantial resources to build our infrastructure, develop our business plan, establish our sales and marketing network, operations, customer support and administrative organizations. We currently anticipate that available cash resources and cash generated from operations and private financing will be sufficient to meet presently anticipated working capital and capital expenditure requirements for the next twelve months. As of September 30, 2002, there were no commitments for long-term capital expenditures. If we are unable to maintain profitability, or seek further expansion, additional funding will become necessary. No assurances can be given that either equity or debt financing will be available.

TRENDS
         Our business in South Florida is stronger in the winter as more affluent part-time residents return to South Florida. In addition, our business is also directly affected by the overall economy.

RESULTS OF OPERATIONS (PRO FORMA BASIS)

         Management discussion and analysis of financial condition and results of operations below for the nine months ended September 30, 2002 and 2001 is on a pro forma basis for the nine months ended September 30, 2001. This information combines historical results as if the acquisition of C&K Auto Imports occurred on January 1, 2000.

NINE MONTHS ENDED SEPTEMBER 30, 2002, AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2001

         Total sales for the nine months ended September 30, 2002, were $41,862,047 a decrease of $5,067,953 compared to total sales of $46,930,000 for the nine months ended September 30, 2001. The decrease was due to an overall decline in the economy.

         Net loss for the nine months ended September 30, 2002 increased from $(750,000) for the nine months ended September 30, 2001 to $(2,801,623) for the nine months ended September 30, 2002, an increase of $2,051,623. Net loss per share increased from $(.066) for the nine months ended September 30, 2001 to $(.230) for the nine months ended September 30, 2002. The increase in net loss and net loss per share is a direct result of the large dollar and percentage increase in operating expenses. A large portion of the net loss was attributable to certain non- recurring expenses associated with our reorganization, acquisitions and the potential acquisitions that were not consummated. In addition, we incurred the non-recurring expenses of setting up a reserve account for the potential uncollectability of a receivable due from a former employee.

CRITICAL ACCOUNTING POLICIES

         We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual outcomes could differ from those estimates. We have identified the policies below that are critical to our business operations and the understanding of our results of operations and involve significant estimates. For detailed discussion of other significant accounting policies see
Note 1, Organization and Summary of Significant Accounting Policies, of the Notes to Consolidated Financial Statements.

         Inventory - Our inventory policy determines the valuation of inventory, which is a significant component of our consolidated balance sheets. Inventory consists primarily of retail pre-owned vehicles held for sale valued using the specific identification method, net of reserves. Cost includes acquisition, reconditioning and transportation expenses. Reserves are established based on vehicle inventory aging and management's estimate of market values. We are subject to the risk that our inventory may be overvalued from time to time with respect to used vehicles, which could require additional reserves to be recorded.

         Allowance for Doubtful Accounts - We estimate our allowance for doubtful accounts based on an analysis of specific accounts, payments and write-off histories and other factors. Our credit risks are continually reviewed and management believes that adequate provisions have been made for doubtful accounts. However, unexpected changes in the financial strength of customers, changes in the state of the economy or other factors could result in write-offs, which exceed estimates and negatively impact our financial results.

         Intangible Assets - Our policies related to intangible assets determine the valuation of intangible assets. Additionally, these policies affect the amount of future amortization and possible impairment expenses we may incur. Intangible assets consist primarily of the cost of C&K Auto Imports in excess of the fair value of net assets acquired. In accordance with Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), and Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill and intangible assets deemed to have indefinite lives are no longer amortized but, instead are subject to impairment tests at least annually. We have applied the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. We are subject to financial statement risk to the extent that intangible assets become impaired due to decreases in the fair market value of the related underlying business.

         Revenue Recognition - The majority of our revenue is from the sale of used vehicles, including any commissions from related vehicle financings. We recognize revenue in the period in which products are sold or services are provided. The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract. At that time, an allowance for charge-backs against revenue recognized from finance, insurance and warranty revenue is established, if necessary.

         Commitments and Contingencies - As further discussed in Note 12, Commitments and Contingencies, of Notes to Consolidated Financial Statements we are involved, and will continue to be involved, in various legal proceedings arising out of the conduct of our business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations. Furthermore, we have certain insurance coverage and rights of indemnification with respect to certain aspects of these matters.

                                    BUSINESS

SUMMARY

         Through our wholly-owned subsidiary, AAG, we currently own and operate Motorcars of South Florida, a dealership located in South Florida .

         Our executive offices are located at 980 North Federal Highway, Suite 206, Boca Raton, Florida 33432. Our telephone number is (561) 391-7172 and our website is motorcarssf.com.

HISTORY

         We were organized as a Florida corporation on November 21, 1997 under the name Uniservice Corp. and subsequently changed our name to Uniservice Corporation. We were formed for the purpose of acquiring Kentucky Foods Chile S.A., the Chilean franchisee of KFC restaurants. On August 4, 1998, we acquired 99.97% of Inversiones e Inmobiliaria Kyoto S.A.'s interest in Kentucky Foods Chile S.A. in a series of transactions in exchange for 1,399,900 shares of our class B common stock. These transactions were effected simultaneously with the initial public offering of 1,400,000 shares of our class A common stock and 1,610,000 warrants to purchase shares of our class A common stock.

         Through our 99% interest in Kentucky Foods Chile, we were the only KFC franchisee in Chile. As of December 31, 2001, we owned and operated 30 KFC restaurants throughout Chile.

         As a result of the disappointing performance of our operations, we made a decision in July 2001 to change our line of business. On January 9, 2002, we acquired 100% of the outstanding capital stock of AAG in exchange for 9,367,822 shares of our class A common stock.

         On January 9, 2002, we also completed the sale of substantially all of our previous operating assets including our KFC restaurants. In this transaction, 825,000 shares of the 1,400,000 shares of our class B common stock held by Ricardo Vilensky (our former president and chairman) were canceled, and the balance of 575,000 shares of our class B common stock were converted into shares of our class A common stock on a one for one basis. We have no obligations, agreements, commitments nor contingencies associated with our former KFC operations.

         The amount of consideration we received as a result of the sale of assets was determined as a result of negotiations between our company and Mr. Vilensky. In determining a sale price our directors considered the following:
(1) the revenues that the KFC operations generated and the revenues that management believed the KFC operations would generate in the future; (2) the need for working capital to conduct and grow the KFC operations; and (3) economic problems in Chile and (4) our adverse relationship with the KFC franchisor. Our directors also considered that we did not have cash flow or borrowing power sufficient to grow our KFC operations and that because of illiquidity and low stock price, Uniservice's stock could not serve as currency to fund investments. Our board of directors also obtained an independent fairness opinion from Werbel-Roth Securities, Inc., a company with experience in the valuation of businesses.

         In connection with its analysis, Werbel-Roth reviewed various corporate and public documents, including but not limited to, the stock purchase agreement, our historical financial statements, historical stock trading prices, and industry data, and performed such other financial studies, analyses, inquiries, and investigations as Werbel-Roth deemed appropriate. As a result of their analysis, Werbel-Roth was of the opinion, subject to certain assumptions and limitations, that the consideration to be received by our company as a result of the sale of assets was fair, from a financial point of view. We believe the terms of the asset sale were as favorable as if the sale had been done with an independent third party.

         In conjunction with these transactions, which were approved by our shareholders at a special meeting held on December 14, 2001, all of our previous officers and directors resigned their positions and our current officers and directors were elected, and we changed our name to Associated Automotive Group Incorporated.

         On December 30, 2002, we changed our name to Motorcars Auto Group Incorporated. We believe this name is more aligned with our South Florida operations.

CURRENT OPERATIONS

         AAG is a holding company which was formed to own and operate various highline and exotic car dealerships, accessory and other automotive businesses. At the time of our acquisition of AAG, its assets consisted primarily of cash, accounts receivable and inventory of highline automobiles which were owned through its subsidiary Motorcars of South Florida located in Delray Beach, Florida. Motorcars of South Florida began business in Florida in 1994 and since its inception it has sought to differentiate itself by only offering the finest late model exotic and highline automobiles. Motorcars of South Florida carries an average inventory of 50 to 55 vehicles.

         Effective January 9, 2002, we acquired 100% of the issued and outstanding capital stock of C&K Auto Imports from an unaffiliated third party in exchange for $500,000 in cash and 750,000 shares of our class A common stock. C&K Auto Imports owns a high-line automobile dealership in Hasbrook Heights, New Jersey, that services the greater New York City Metropolitan area. C&K also owns a high-line automobile wholesale operation and service facility located in Leonia, New Jersey. C&K Auto Imports carries an average inventory of 60 to 70 vehicles. Pursuant to a stock purchase agreement dated December 19, 2002, we sold C&K Auto Imports back to Doron Sauer in return for $250,000 and 750,000 shares of our common stock. These shares of common stock were retired and returned to our treasury. Our board of directors determined to sell C&K Auto

Imports in order to refocus our strategy which includes localizing our highline car operations in South Florida.

         In addition, in June 2002, our subsidiary signed a lease agreement for approximately 6,500 square feet of showroom floor located in Fort Lauderdale, Florida. This lease commenced on June 1, 2002 and continues through June 1, 2007, at approximately $20,000 per month. Our subsidiary closed this facility on January 1, 2003 and we intend to negotiate a settlement with the landlord.

         Proposed acquisitions to acquire the Auto Toy Store, Bache Leasing Corp and the assets of Royal Motors of Atlanta, Inc. were terminated after negotiations did not result in acceptable acquisition terms. To date, we have not identified any other probable acquisitions.

INDUSTRY

         The automotive retailing industry is highly competitive with respect to price, service, location and selection. With aggregate revenues in excess of $500 billion for franchised dealers alone, the industry is the largest retail market in the United States. Pre-owned vehicle sales in 2000 were estimated at $363 billion, of which $310 billion were generated by franchised and independent dealers and the balance in privately negotiated transactions. Despite the recent consolidation trend, the industry remains highly fragmented, with the top five publicly-traded automotive retailers controlling less than 5% of the new vehicle market. The highline vehicle market niche is even more fragmented, consisting principally of independent dealerships. Industry analysts believe that several economic and industry factors will lead to further consolidation of automotive retailers including the ever increasing capital requirements necessary to operate an automotive dealership and the management succession planning concerns of many current dealers.

         The demand for premium cars continues to grow, with forecasts predicting that the premium segment will grow about 50% by 2010. Based upon our internal research, we believe that the luxury side of the market historically outperforms the overall market in an economic downturn. We also believe that demographics are on the side of the luxury brands. The aging baby boomer generation, who are seeing their children move out and their mortgages paid down, can now splurge on an upscale car or sport utility vehicle. About half of all luxury vehicle sales are leases, compared to approximately 27% for the overall industry, and owners tend to return the car or truck after a two-to-five year period, nearly guaranteeing a future sale.

OUR OPERATING STRATEGY

         We seek to differentiate ourselves by focusing our sales on late model, pre-owned exotic and highline automobiles. By refining and branding the experience of acquiring a luxury vehicle and acquiring additional independent automobile dealerships as well as franchised dealers, our goal is to become the leading operator of automotive retailers in our market segment. We also seek to open additional dealerships under our own brand, Motorcars.

         We believe featuring brand and product diversity, and offering a full line of complimentary automotive related products and services, both in-showroom and online, will allow us to generate incremental revenue increases resulting in higher profitability and thereby permit us to achieve higher levels of customer satisfaction. In addition, by the centralization of administrative functions and marketing strategies, and introduction of a formal training program and incentive-based compensation program for dealership personnel, we believe we can streamline operations, reduce overhead costs and increase overall sales.

OUR RETAIL OPERATIONS

         We offer a broad selection of makes and models of late model, low mileage previously owned vehicles, including Mercedes-Benz, Porsche, BMW, Range Rover, Jaguar, Ferrari and similar luxury and high performance vehicles. These vehicles generally range in price from $35,000 to $250,000, with factory warranties remaining on 75% to 80% of the vehicles. We generally maintain a pooled inventory of up to approximately 125 vehicles at our dealerships. Because we carry a blended inventory, that comprised of many makes and models, we believe we provide potential customers with the widest selection possible of late model highline and exotic vehicles. In addition, a complete listing of our inventory is available on our web site at www.motorcarsautogroup.com. To enhance our customers confidence in our vehicles, prior to sale all vehicles will have received a full mechanical inspection, passed a comprehensive, 50- point pre-delivery checklist, all manufacturer required services on the vehicle will be up to date and the vehicle will have been detailed. We offer our customers the opportunity to purchase a 24 month extended warranty plan for all vehicles we sell, including those with expired factory warranties.

ONLINE OPERATIONS

         Our business model also focuses on the expansion of our Internet sales opportunities. We currently operate a website located at motorcarssf.com with direct links to Motorcars of South Florida at motorcarsautogroup.com. Our websites, linking with eBay.com and autotrader.com, generated over 40% of our overall sales throughout 2002 through actual online purchases or sale leads leading to in-store sales. eBay.com is the Internet's largest auction style marketplace for buying and selling automobiles. Each listing on eBay costs $40 and we are charged an additional $25 per each sale. There are no contractual agreements with eBay. The listing terms with autotrader.com are materially the same. We have an employee dedicated strictly to Internet generated sales. His responsibilities include placing pictures, descriptions and statistics for specific automobiles on eBay.com (or autotrader.com) for purchase and bid. In addition, the employee monitors and finalizes all internet sales. Our websites generate additional benefits to us, such as supplier/buyer contacts, and the international buyers' market of individuals looking to purchase automobiles in the United States.

         During the balance of fiscal 2002 and early 2003, we intend to consolidate and expand our retail Internet presence into one comprehensive web site with the following features:

         - Internet Showroom. Using our webcam system, a customer's computer can be turned into a virtual showroom.

         - Pre-qualification System. Our system permits submission of financing applications online for the pre-qualification of prospective customers before a showroom visit.

         - Online Inventory Search. Inventory pooled from our retail locations can be searched online, in our showroom or from the client's home or office, reducing overhead costs and increasing sales potential. Immediate delivery to our nearest dealership can be arranged for any in-stock vehicle.

         - Car Locator System. Even with our extensive inventory, our dealership network may not have the specific vehicle in stock that a prospective client requests. Using our database of hard to find, low mileage luxury or exotic vehicles and our dealer network, we can usually locate the requested vehicle and arrange for the sale and delivery.

         - Guest Book. Interactive guest services will include message boards, news, e-mail based newsletters, and a section where client can list their vehicle for sale.

         - Online Store. All the products in our boutiques and parts departments are also available online.

         - Additional Motorcars Locations. We intend to open new dealership locations, commencing with a location in Fort Lauderdale, under our Motorcars brand.

Authorized Dealer of Saleen S7 Supercar

         On February 20, 2002, Motorcars of South Florida was appointed as the exclusive dealer for the Saleen S7 Supercar. The Saleen S7 is an American sports supercar, capable of over 200 miles per hour. The exclusive dealership arrangement covers South Florida. The agreement is for a term of one year and is automatically renewable for successive one year terms unless one party gives the other party written notice of non-renewal not less than 120 days before the expiration of the initial term of the agreement. The base price for the Saleen S7 is $395,000.

SOURCING AND VEHICLE INVENTORY MANAGEMENT

         We acquire our inventory at automobile auctions, on a wholesale basis from other dealers, from private auto sellers and as trade-ins. We do not have any principal suppliers. The majority of our automobiles are purchased at auctions throughout the country or through management's personal contacts throughout the industry. Trade-ins which meet our internal guidelines are added to our inventory for resale, and vehicles which we believe do not meet our criteria are remarketed through our wholesale network. We believe our buying strategy provides an inventory of makes and models that reflect the tastes of the market and ensures that all dealerships are stocked with top quality vehicles.

         Prior to purchasing a vehicle for inventory, we evaluate it on the basis of its wholesale and reconditioning costs, and, for off-site purchases, we also evaluate its cost of delivery to the dealerships where it will be inventoried. Based upon our experience and success to date in acquiring vehicles from dealers, auctions and other sources, we believe that our current sources of vehicles will continue to be sufficient to meet current needs and to support our planned expansion.

         Our inventory is financed with cash and conventional floor plan financing. We have $2 million of floor plan financing at Motorcars of South Florida.

VEHICLE FINANCING

         We customarily arrange consumer financing, both in the form of conventional installment loans and leases, with third party sources and we currently have relationships with leading banks and first tier financing sources, including South Trust Bank, SunTrust Bank and similar financing sources. Our finance division presently generates income from the financing we provide to our customers through the sale and servicing of the contract receivables we generate. Our arrangements with these third party lenders provides for payment of a fee to us at the time of the financing, and from time to time, we may agree to recourse on certain contracts, in which we agree to pay off the vehicle if the owner defaults, with third-party lenders. In those instances, the purchaser will have put down a substantial down payment, generally 30% to 40%. We do not, however, enter into recourse contracts on a regular basis and our losses from these arrangements have been minimal.

MARKETING AND ADVERTISING

         Our marketing strategies are focused on developing awareness of the advantages of purchasing vehicles from us. We market primarily through print advertisements in highline automotive publications including the Dupont Registry and Robb Report, and television commercials on local cable networks in the South Florida area. During the balance of fiscal 2002, we intend to expand our marketing strategies in national and regional markets to include television advertising on local and regional cable networks including financial and lifestyle channels. We also intend to incorporate a "one to one" marketing approach using e-mail marketing and an Electronic Customer Relations Management system (ECRM). We believe these approaches will be a strategic differentiation for us as it will also permit us to develop and maintain personalized relationships with our customers. We believe that the ECRM is cost- effective way for dealers to utilize technology to more effectively communicate with our customers and prospects helping to build and support loyal, long-standing relationships. ECRM provides Internet-based data management and acquisition services to improve customer retention and increase revenue in vehicle sales and service. We believe the ECRM system will help us communicate with our customers and prospects on a one-to-one basis with reliable, real-time data, creating a single view of our customer across our company including access to integrated customer and vehicle ownership data. We believe that by using knowledge about our customers that is accessed through ECRM, we can deliver personalized service and the right message to the right customer at the right time using the customer's preferred contact channel, whether it be by phone, fax or online.

COMPETITION

         The pre-owned vehicle retail business, including our niche of highline and exotic vehicles, is highly competitive. Our competitors include both franchise and independent dealerships selling the same or similar makes of vehicles as those we offer, and our competitors include companies such as Symbolic Motorcars, Motorcars International, Marshall Goldman Motor Sales & Leasing, Isringhausen Imports and The Collection. We seek to distinguish our company from our competitors by offering top quality vehicles and outstanding, personalized customer service.

REGULATIONS

         We operate in a highly regulated industry. A number of state and federal laws and regulations affect our business. In every state in which we operate, we must obtain various licenses in order to operate our businesses, including dealer, sales, finance and insurance related licenses issued by state regulatory authorities. Numerous laws and regulations govern our conduct of business, including those relating to our sales, operating, financing, advertising and employment practices. These laws and regulations include extensive laws and regulations applicable to pre-owned motor vehicle dealers, as well as a variety of other laws and regulations. These laws also include federal and state wage-hour, anti-discrimination and other employment practices laws.

         Our financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales' laws. Some states regulate finance fees and charges that may be paid as a result of vehicle sales. Claims arising out of actual or alleged violations of law may be asserted against us or our dealerships by individuals or governmental entities and may expose us to significant damages or other penalties, including revocation or suspension of our licenses to conduct dealership operations and fines.

         Our operations are subject to the National Traffic and Motor Vehicle Safety Act, Federal Motor Vehicle Safety Standards promulgated by the United

States Department of Transportation and various state motor vehicle regulatory agencies. The imported automobiles we purchase are subject to United States customs duties and, in the ordinary course of our business we may, from time to time, be subject to claims for duties, penalties, liquidated damages or other charges.

         Our operations involve the use, handling, storage and contracting for recycling and/or disposal of materials such as motor oil and filters, transmission fluids, antifreeze, refrigerants, paints, thinners, batteries, cleaning products, lubricants, degreasing agents, tires and fuel. Consequently, our business is subject to a complex variety of federal, state and local requirements that regulate the environment and public health and safety. The cost to comply with these requirements is not material.

         We believe that we do not have any material environmental liabilities and that compliance with such laws and regulations will not, individually or in the aggregate, have a material adverse effect on our results of operations or financial condition. However, environmental laws and regulations are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions at current or future locations will not require additional expenditures by us, or that such expenditures would not be material.

EMPLOYEES

         As of September 30, 2002, we had 15 hourly and salaried employees, including 2 executive level management, and 9 sales employees who worked on a commission basis. None of our employees are subject to a collective bargaining agreement.

PROPERTY

         Our Motorcars of South Florida's dealership is located at 2600 South Federal Highway, Delray Beach, Florida 33483, where we lease approximately 1.75 acres under two lease agreements at an aggregate base rental rate of $19,000 per month. The lease expires in 2003.

         Commencing December 2002, our executive offices are located at 980 North Federal Highway, Suite 206, Boca Raton, Florida 33432. This lease continues through December 2007 at approximately $3,500 per month.

         In June 2002, our subsidiary signed a lease agreement for approximately 6,500 square feet of showroom floor located in Fort Lauderdale, Florida. This lease commenced on June 1, 2002 and continues through June 1, 2007, at approximately $20,000 per month. We closed this location on January 1, 2003 and we intend to negotiate a settlement with the landlord.

LEGAL PROCEEDINGS

         On July 3, 2002, CGF Securities, LLC filed a complaint in the circuit court in and for Palm Beach County, Florida to demand the filing of a registration statement covering certain shares of our restricted common stock which were issued to certain accredited investors under a private placement conducted by AAG in which CGF Securities served as placement agent. Certain affiliates of CGF Securities also purchased shares of our common stock under the private placement. As a successor to AAG, pursuant to the terms of the private placement we were obligated to file a registration statement covering the shares issued in the private placement. We have included these shares in this registration statement. We also agreed to issue the investors of CGF Securities an aggregate of 558,912 shares of our common stock to settle the complaint and agreed to use our best efforts to complete this registration statement on a timely basis. The additional shares are also included in this registration statement. In addition, within 90 days from the effective date of this registration statement, we will issue these investors an additional number of shares so the value of the number of shares held by each investor on the effective date of the registration statement equals the value of each investor's initial investment. Upon the refiling of this registration statement and issuance of additional shares we believe the matter should be mute.

         On July 22, 2002, a Schedule 13D was filed by Del Ray Beach Properties, LLC relating to the beneficial ownership of certain shares of common stock of our company held by Barry Tenzer, our chief executive officer. Del Ray Beach Properties, LLC filed a Schedule 13D pursuant to a claim that it has exercised an option to purchase certain shares of common stock held by Mr. Tenzer. Mr. Tenzer challenged the validity of the claim and subsequently sold the shares in question to Vantage Group Ltd. (an unrelated third party). The action was dismissed without prejudice by the United States District Court for the Southern District of Florida of Miami Dade County. Del Ray Beach Properties, LLC has amended and refiled their complaint. We recently responded to the amended complaint and submitted a motion to dismiss. To date, the court has not made any further ruling.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF OUR COMPANY

         The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive compensation for their services as directors. Officers are elected by our board of directors and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the board. The following table includes the names, positions held and ages of our executive officers and directors as of the date of this prospectus that were appointed to serve on our board of directors at our annual meeting of shareholders.

Name                          Age             Position
----                          ---             --------

Barry Tenzer                  69          Chief Executive Officer, President
                                          and Chairman of the Board of Directors

David Jacoby                  35          Chief Financial Officer, Vice
                                          President and Director

Stephenson D. Noel            52          Director

Michelle Mathis               44          Director

* Messrs. William Weisman, Patrick Donohue and Michael Shea served on our board of directors during limited parts of 2002. These individuals resigned from our board for personal reasons.

Barry Tenzer, chief executive officer, president and chairman of the board of directors - has served as an officer and director of our company since January 9, 2002. Mr. Tenzer graduated from Cornell University with a bachelors of arts degree in 1953 and from New York University with an LLB, in 1956. Mr. Tenzer was admitted to the New York Bar Association in 1957 and practiced law in private practice until 1961. Since 1961, Mr. Tenzer has been involved in several public and private corporations, serving in varying capacities, from founder to general partner and from treasurer to chairman and chief executive officer. Mr. Tenzer founded Motorcars of South Florida, in 1994 and has been actively involved in its day to day operations since 1994.

David Jacoby, vice president, chief financial officer and director - has served as an officer and director of our company since January 9, 2002. Mr. Jacoby graduated from Fairleigh Dickinson University in 1988 with a bachelors degree in business administration. Mr. Jacoby, who has specialized in the exotic and highline automotive market for ten years, joined Motorcars of South Florida at its inception in 1994.

Doron Sauer, vice president and director - served as an officer and director of our company from January 22, 2002 through October 2002. Mr. Sauer was a member of the Israeli air force from 1976 through 1979 where he gained experience as an aircraft electronic components technician. In 1982, he founded Doctor Auto, a mobile on-call car repair service located in New Jersey. In 1983, Mr. Sauer became involved in the sales of imported European vehicles when he organized Tri Star Auto, a private import company located in New Jersey. In 1985, he and a partner founded C&K Auto Sales, the predecessor to C & K Auto Imports, Inc. Shortly thereafter, he became the principal and sole shareholder of C&K. Mr. Sauer remained the principal and sole shareholder of C&K until he sold C&K to our company in January 2002. He currently serves as president of C&K Auto Imports. He holds no degree from an institute of higher learning. Pursuant to our recent sale of C&K Auto Imports, he is no longer associated with our company.

Stephenson D. Noel - has served as a director since August 2002. For the past fifteen years Mr. Noel has been employed as a private investment consultant to high net worth individuals. Prior to his current employment Mr. Noel was comptroller to The HIC Corporation, Coyaba Beach Resort and an assistant accountant with the law firm of Tenzer, Greenbalt, Fallon & Kaplan. Mr. Noel is a graduate of Presentation Brothers College of Granada (a four year university)with a degree in accounting.

Michelle Mathis - has served as a director since August 2002. Ms. Mathis is president of New Renaissance Group, Inc., a strategic business consulting firm. Additionally Ms. Mathis serves as advisor to Miracom Partners International, Inc. in a corporate liaison relationship between the Russian Ministry of Health, the Russian Pediatric Counsel and the U.S. Federal Government. She has served as in-house counsel and as a member of the board of directors for Avid Sportswear & Golf, Inc., a public company without current operations. Ms. Mathis has a bachelor of arts degree and law degree from Southern Methodist University.

         There are no family relationships among any of our executive officers or directors.

ELECTION OF DIRECTORS

         Each of our directors is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders or until his or her successor is elected and qualified. Our bylaws permit our board of directors to fill any vacancy. Directors appointed by our board of directors may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

COMMITTEES OF OUR BOARD OF DIRECTORS

         Our audit committee consists of Stephenson Noel and Michelle Mathis. Our audit committee reviews the work of the audit staff and direct reports to be prepared. Our audit committee oversees our continuous audit program to protect against improper and unsound practices and to furnish adequate protection for all of our assets and records. Our audit committee also acts as liaison to our independent certified public accountants, and conducts audit work as is necessary and receives written and oral reports from our independent certified public accountants.

         Our compensation and stock option committee consists of Stephenson Noel and Michelle Mathis. Our compensation and stock option committee will make recommendations with respect to compensation of senior officers and granting of stock options and stock awards.

         We do not have a nominating committee.

APPOINTMENT OF OFFICERS

         Our officers are elected annually by our board of directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of our board of directors. Our officers devote full time to our business.

DIRECTORS' COMPENSATION

         Our non-employee directors are entitled to receive $200 plus expenses for attendance at each meeting of our board of directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at the meetings. We intend to purchase directors and officers insurance as soon as practicable to the extent that it is available and cost effective to do so.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation awarded to, earned by or paid to our chief executive officer and each executive officer whose compensation exceeded $100,000 for the year ended December 31, 2001. We did not grant any stock options, restricted stock awards or stock appreciation rights or make any long-term incentive plan payments during 2001. The table reflects the historical compensation paid by AAG and excludes shares of common stock issued pursuant to the share exchange.

         Prior to our acquisition of AAG and C&K Auto Imports, these companies made several advances to its executive officers. As of December 31, 2001, AAG (through its subsidiary Motorcars of South Florida) had made advances of $549,333 to Barry Tenzer and $118,770 to David Jacoby. In addition, as of December 31, 2001, C&K Auto Imports had made advances of $736,472 to Doron Sauer. These advances were made without repayment terms or interest terms. Since our acquisition of AAG and C&K Auto Imports, no further advances have been made.

                                           Summary Compensation Table
                                           --------------------------
                                                                                    Other Annual
Name and Principal Position         Year          Salary($)          Bonus ($)    Compensation ($)
---------------------------         ----          ---------          ---------    ----------------
Barry Tenzer, CEO                   2001           $      0                  -            (1)
and Chairman                        2000           $      0                  -            (1)

David Jacoby, CFO, Vice             2001           $132,738            $10,000            (1)
President and Director              2000           $ 94,200            $10,000            (1)

(1) As of December 31, 2001, AAG had advanced Barry Tenzer and David Jacoby an aggregate of $668,103. These advances were made without terms of repayment. As of December 10, 2002, the outstanding advances to Mr. Tenzer and Mr. Jacoby have been reduced to $147,003.

EMPLOYMENT AGREEMENTS

         Pursuant to our share exchange with AAG, we have assumed the following employment agreements:

David Jacoby: On September 1, 2001, David Jacoby entered into an employment agreement with AAG to serve as vice president for a five year term. In consideration for his services, Mr. Jacoby receives an annual base salary of $150,000 and a $500 per month expense account. In addition, Mr. Jacoby is provided with a company car and health care coverage for himself and his family.

Barry Tenzer: On July 26, 2001, Barry Tenzer entered into an agreement with AAG in connection with AAG's stock purchase of Motorcars of South Florida. Under this agreement Mr. Tenzer, in connection with his duties as chairman, shall receive a monthly expense account of $4,000 through July 2005. In addition, Mr. Tenzer has the exclusive use of two company vehicles through July 2006.

STOCK OPTIONS

         During fiscal year 2001, there were no option or SAR grants to any persons, including any of our executive officers or directors.

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

         On January 5, 1998, our board of directors and a majority of our shareholders adopted our stock option plan. The purpose of our stock option plan is to increase our employees', advisors', consultants', and directors' proprietary interest in our company, to align more closely their interests with the interests of our shareholders, and to enable us to attract and retain the services of experienced and highly qualified employees and directors. We have reserved an aggregate of 200,000 shares of class A common stock under our stock option plan.

         Our board of directors, or a committee of our board of directors, administers and interprets our stock option plan and is authorized to grant options to all our eligible employees. Our stock option plan includes our officers and directors (whether or not employees). Our stock option plan provides for the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code), non-statutory stock options and reload options. Options may be granted under our stock option plan on terms and at prices determined by our board of directors, or a committee of our board of directors, except that in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares covered by incentive stock options granted under our stock option plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

         The exercise price for any option under our stock option plan may be paid in cash, in shares of class A common stock or other consideration that is acceptable to our board of directors or a committee of our board of directors. If the exercise price is paid in whole or in part in class A common stock, the exercise may result in the issuance of additional options, known as reload options, for the same number of shares of class A common stock surrendered upon the exercise of the underlying option. The reload option would be generally subject to the same provisions and restrictions stated in our stock option plan with respect to the underlying option except as varied by our board of directors or a committee of our board of directors. A reload option enables the optionee to ultimately own the same number of shares as the optionee would have owned if the optionee had exercised all options for cash.

         Options granted under our stock option plan will be exercisable after the period or periods specified in the option agreement. Options granted under our stock option plan are not exercisable after the expiration of five years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Our stock option plan also authorizes us to make loans to optionees to enable them to exercise their options.

OPTION EXERCISES AND HOLDINGS

         To date, we have not issued any options or SARs to any persons. No options or SARs were exercised or unexercised during fiscal year 2001.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Florida Business Corporation Law, our articles of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         o any breach of the director's duty of loyalty to our company or its shareholders;
         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
         o unlawful payments of dividends or unlawful stock redemptions or repurchases;
         o any transaction from which the director derived an improper personal benefit

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

         Our articles of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                              CERTAIN TRANSACTIONS

         On January 9, 2002 we completed the acquisition of AAG. Pursuant to the terms of a share exchange agreement dated January 9, 2002, the shareholders of AAG and its affiliates exchanged their shares of AAG for an aggregate of 9,367,822 shares of our class A common stock. As represented in the share exchange agreement, all the AAG shareholders and affiliates were accredited investors. The assets of AAG principally consisted of cash, accounts receivable and inventory consisting of highline automobiles. Prior to the acquisition, Messrs. Barry Tenzer and David Jacoby (principal shareholders of AAG) were not affiliated with our company. The issuance of the shares is exempt from registration under Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. The AAG shareholders and affiliates had access to information about our company and had the opportunity to ask questions about our company.

         Pursuant to a stock purchase agreement dated January 9, 2002, we also completed the sale of substantially all of our operating assets, specifically, 30 Kentucky Fried Chicken restaurants in the Santiago, Chile area. In accordance with the stock purchase, 825,000 of our 1,400,000 class B common shares outstanding held by Ricardo Vilensky (our former president and chairman) were canceled and retired to treasury. The balance of class B common shares (575,000) were converted into class A common stock on a one for one basis.

         The share exchange and stock purchase have been accounted for as a recapitalization of the accounting acquirer. Accordingly, our company has been accounted for as the successor to AAG.

         At September 30, 2002 we had advances of $486,904 to Barry Tenzer, $736,472 to Doron Sauer and $23,003 to David Jacoby. The advances were made by AAG (Motorcars of South Florida) and C&K Auto Imports prior to their acquisition by our holding company, when our subsidiaries were private companies. There are no terms of repayment, however, we anticipate the advances will be repaid in full by March 31, 2003.

         On July 22, 2002 a Schedule 13D was filed by Del Ray Beach Properties, LLC relating to the beneficial ownership of certain shares of common stock of Associated Automotive Group Incorporated held by Barry Tenzer, our chief executive officer. Del Ray Beach Properties has filed the Schedule 13D pursuant to a claim that it has exercised an option to purchase certain shares of common stock held by Mr. Tenzer. Mr. Tenzer challenged the validity of the claim, which was dismissed without prejudice by the United States District Court for the Southern District of Florida. Del Ray Beach Properties has amended and refiled their complaint. We recently responded to the amended complaint and submitted a motion to dismiss.

         Under two separate stock purchase agreements, each dated August 22, 2002, the Vantage Group Ltd., a Delaware company, acquired an aggregate of 4,057,701 shares of our common stock from certain officers and directors of our company. Of these shares, 3,540,188 shares were acquired from Barry Tenzer, in consideration for $436,231. The remaining 517,513 shares were acquired from David Jacoby, in consideration for $63,769.

         The shares acquired by the Vantage Group Ltd. represent approximately 33.25% of our issued and outstanding shares of common stock. The principal of the Vantage Group Ltd. is Lyle Hauser, who serves as president of the Vantage Group Ltd. The Vantage Group Ltd.'s business address is 67 Wall Street, Suite 2211, New York, New York. The Vantage Group Ltd. is primarily engaged in the business of providing consulting services to public and private entities.

         During the year ended December 31, 2002, Michelle Mathis, a member of our board of directors, has received consulting fees of approximately $10,000 for business consulting services performed for our company. She continues to provide business consulting services to our company.

         William Weisman, a former member of board of directors, provided legal services to AAG and its subsidiaries.

         Pursuant to a stock purchase agreement dated December 19, 2002, we sold C&K Auto Imports back to Doron Sauer in return for $250,000 and 750,000 shares of our common stock. The shares of common stock were retired and returned to our treasury. Our board of directors determined to sell C&K Auto Imports in order to refocus our strategy which includes localizing our highline car operations in South Florida.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth information known to us, as of the date of this prospectus, relating to the beneficial ownership of shares of our class A common stock by: each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group. We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. We are unaware of any arrangements that may result in a change of control of our company.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted. None of the individuals or entities below own any options, warrants or convertible securities. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Associated Automotive Group Incorporated, 980 North Federal Highway, Suite 206, Boca Raton, Florida 33432.

 Name and Address                                         Amount                         Percentage
of Beneficial Owner                                  of Shares Owned                    of Ownership
-------------------                                  ---------------                    ------------
The Vantage Group Ltd.(1)                                 4,057,701(2)                      32.4%

Barry Tenzer                                              1,300,000(2)                      10.4%

David Jacoby                                                300,000                          2.4%

Stephenson D. Noel                                              -0-                            -

Michelle Mathis                                                 -0-                            -

Officers and Directors
as a Group (5 persons)                                    1,600,000                         12.8%

_________________________
(1) The principal of The Vantage Group is Lyle Hauser. Address is 67 Wall Street, Suite 2211, New York, New York 10005.
(2) On July 22, 2002 a Schedule 13D was filed by Del Ray Beach Properties, LLC ("DRBP") relating to the beneficial ownership of certain shares of our common stock held by Barry Tenzer, our chief executive officer. DRBP has filed the Schedule 13D pursuant to a claim that it has exercised an option to purchase certain shares of common stock held by Mr. Tenzer. Mr. Tenzer has challenged the validity of the claim.
         Mr. Tenzer subsequently sold a portion of these shares to The Vantage Group.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 82,000,000 shares of common stock, $.0001 par value per share and 5,000,000 shares of undesignated preferred stock, $.0001 par value, which, from time to time, may be designated and defined by our board of directors. Our common stock consists of 80,000,000 shares of class A common stock and 2,000,000 shares of class B common stock. There are no shares of class B common stock outstanding and we do not intend to issue any class B shares in the future. In addition, we currently have outstanding 1,610,000 publicly traded common stock purchase warrants and additional common stock purchase warrants to purchase an aggregate of 294,000 shares of our common stock. As of the date of this prospectus, there are 12,523,629 shares of class A common stock issued and outstanding, which are held of record by approximately 350 holders.

CLASS A COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid an non-assessable upon our issuance of these shares.

CLASS B COMMON STOCK

         Our articles of incorporation authorizes the issuance of 2,000,000 shares of class B preferred stock. There are currently no shares of class B common stock issued nor outstanding. We do not intend to issue shares of class B common stock in the future. Class B common stock are entitled to ten votes per for each share of class B common stock on all matters to be voted on by our shareholders. Holders of class B common stock have the right to transfer or sell shares of class B common stock, and/or convert shares of class B common stock into shares of class A common stock on a one share for one share basis.

PREFERRED STOCK

         Our authorized capital stock includes 5,000,000 shares of "blank check" preferred stock, par value $.0001, which permits us to authorize and issue up to 5,000,000 shares of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our board of directors. No preferred shares are issued nor outstanding.

COMMON STOCK PURCHASE WARRANTS

         We have outstanding 1,610,000 publicly traded common stock purchase warrants. Each warrant entitles the holder to purchase until August 2, 2003, one share of our class A common stock at an exercise price of $4.00. These warrants were originally exercisable at $6.00. However, effective June 23, 2000, under a resolution by our board of directors, the exercise price of these warrants have been reduced to $4.00.

         The warrants are subject to redemption at any time. To redeem any warrant we must provide 30 days written notice. All warrants are redeemable at $.25 per warrant provided that the closing sale price, or if none, the closing bid price of the common stock is $7.00 per share for thirty consecutive trading days. Holders of warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.

         Each of the warrants entitles the registered holder to purchase one share of class A common stock. The warrants are exercisable at a price of $4.00. The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of class A common stock or other securities deliverable upon the exercise of the warrants in the event of:

         1.       stock dividend;
         2.       stock split;
         3.       reclassification;
         4.       reorganization; and
         5.       consolidation or merger.

         Warrant holders do not have any voting or any other rights as our shareholders.

         We may not redeem our warrants at any time that a current registration statement under the Act covering the shares of class A common stock issuable upon exercise of the warrants is not then in effect. Additionally, the issuance of these shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides.

OTHER WARRANTS

         On January 10, 2002, we issued a common stock purchase warrant to purchase 55,000 shares of common stock exercisable at $.05 per share. This warrant is exercisable until January 10, 2005. The warrant was issued pursuant to the share exchange.

         We also have outstanding 174,000 common stock purchase warrants which entitle the holder to purchase until August 2004 one share of our Class A common stock at an exercise price of $3.50. The warrants are callable at $.0001 per share if our Class A common stock trades at or above $4.50 per share for a period of ten consecutive days.

LAURUS CONVERTIBLE NOTE AND WARRANT

         On May 3, 2002, we issued the Laurus Master Fund, Ltd. a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of the Company's class A common stock at $3.09 per share. The convertible note was issued pursuant to a Securities Purchase Agreement. Our obligations under the convertible note are secured by a security interest in our property and inventory. In addition, we issued Laurus a warrant to purchase 65,000 shares of our class A common stock, exercisable for a period of two years, at $3.30 per share as described above.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our common stock common stock purchase warrants is Computershare Investor Services. Its address is Legal Department, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 262-0600.

REPORTS TO SECURITY HOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                            SELLING SECURITY HOLDERS

         This prospectus relates to periodic offers and sales of up to 2,612,495 shares of common stock by the selling security holders listed and described below and their pledgees, donees and other successors in interest. The following table sets forth:

        o         the name of each selling security holder,
        o         the number of shares owned, and
        o the number of shares being registered for resale by each selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares being registered for resale under this prospectus for the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares being offered hereby that will be held by the selling security holders upon termination of any offering made hereby. We have, therefore, for the purposes of the following table assumed that the selling security holders will, if applicable, exercise the options described below, and sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our class A common stock that they presently own. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our class A common stock owned by each selling security holder is based upon the information contained in a record list of our shareholders as of December 1, 2002.

                                                             Percentage                       Shares to       Percentage
                                            Number of       Owned Before        Shares         be Owned         Owned
Selling Security Holder                   Shares Owned        Offering      to be Offered   After Offering  After Offering
-----------------------                   ------------        --------      -------------   --------------  --------------
Artifaqs, Inc.                                103,637            *            103,637             0               -
ACIBAR Holdings, Ltd.                          88,600            *             88,600             0               -

Elliott J. Brody Revocable Trust               59,068            *             59,068             0               -

CCSI USA, Inc.                                 59,067            *             59,067             0               -
Carnes Investment Foundation                   88,600            *             88,600             0               -

Alan Cohen                                     29,534            *             29,534             0               -

FMS Distributors, Inc.                         73,833            *             73,833             0               -

Generation Capital Associates                  88,600            *             88,600             0               -
Glen Gold                                      29,534            *             29,534             0               -
Lester Grayson and Iris Grayson                29,534            *             29,534             0               -
Stanley Green and Adrienne Green               29,534            *             29,534             0               -
Ronald Grudberg                                59,068            *             59,068             0               -

Hyperion Partners Corp. (1)                    55,000            *             55,000             0               -

Edward Haymes                                  14,768            *             14,768             0               -
Vanessa P. Isen Trust (2)                      59,068            *             59,068             0               -
Isen Revocable Trust (2)                      147,668            *            147,668             0               -


                                                           Percentage                        Shares to        Percentage
                                            Number of     Owned Before       Shares           be Owned           Owned
Selling Security Holder                   Shares Owned      Offering      to be Offered    After Offering   After Offering
-----------------------                   ------------      --------      -------------    --------------   --------------

Michael Jacobs                                 29,534            *             29,534             0               -
Frank Joy (3)                                 118,134            *            118,134             0               -
KSH Strategic Investment Fund I, LP            88,600            *             88,600             0               -
Gary J. Kerner                                 29,534            *             29,534             0               -
Robert Klein, M.D.                             29,534            *             29,534             0               -
Jerome Levitt and Ellen Levitt                 29,534            *             29,534             0               -
Danette M. Marks                               29,534            *             29,534             0               -
Theodore Netsky (2)                            29,534            *             29,534             0               -

Robert Prag                                    59,067            *             59,067             0               -

Rockland Renal Retirement Trust (4)            23,628            *             23,628             0               -
Dean H. Roller, M.D.                           29,534            *             29,534             0               -
Michael Rothbaum                               59,068            *             59,068             0               -
Ronald Shapss                                 118,134            *            118,134             0               -
T&D Construction Profit Sharing Plan           29,534            *             29,534             0               -

Peter Tafeen                                  147,667            1.2%         147,667             0               -
Laurus Master Fund, Ltd.(5)                   226,812            1.8%         226,812             0               -
Karin Silva                                   200,000            *            200,000             0               -
Roger Scommegna                               140,000            *            140,000             0               -
Randall Scott Trust                            40,000            *             40,000             0               -
Austin Croshere                                40,000            *             40,000             0               -
Wolff Family Trust                            100,000            *            100,000             0               -
                                            ---------                       ---------

     Total                                  2,612,495                       2,612,495
                                            =========                       =========

* represents less than 1%

(1) Represents 55,000 shares of common stock underlying a warrant exercisable at $.05 per share.
(2) The number of shares owned of record by Mr. Netzky individually excludes 59,068 shares held by the Vanessa P. Isen Trust and 147,668 shares held by the Isen Revocable Trust for which Mr. Netzky serves as trustee, and assumes that each of the trusts sell all of those shares under this prospectus.
(3)      Includes 88,600 shares held by the Frank Joy IRA Rollover.

(4)      Mr. Steven Yablon is the trustee.
(5) Includes up to 161,812 shares of common stock underlying a 9% convertible note and 65,000 shares of common stock underlying a warrant exercisable at $3.30 per share.

         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. To our knowledge none of these firms or individuals have any arrangement with any person to participate in the distribution of such securities.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION


         The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions. Our shares trade on the Nasdaq SmallCap Market under the symbol MAGI.

         Shares may be sold in ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have advised each of the selling security holders of the restrictions imposed under Regulation M. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this prospectus, we have 12,523,629 shares of common stock issued and outstanding. Approximately 2,060,000 shares of our currently outstanding common stock and all of the shares covered by this prospectus are freely tradable without restriction or further registration under the Securities Act, except for any shares held or purchased by an affiliate. This does not include shares that may be issued upon exercise of warrants publicly traded warrants.

         Any shares not covered by this prospectus or a future registration statement will be restricted securities, and will become eligible for public sale at various times, provided the requirements of Rule 144 are complied with. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively effect market prices for our common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Adorno & Yoss, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. Adorno & Yoss, P.A. own approximately 60,000 shares of our common stock, which were received as compensation for legal services provided to our company.

                                     EXPERTS

         The consolidated financial statements of Associated Automotive Group, Inc. and subsidiary for the year ended December 31, 2001, included in this prospectus, have been audited by Spear, Safer, Harmon & Co., independent certified public accountants, in reliance upon their report given upon their authority as experts in auditing and accounting.

         The financial statements of Motor Cars of South Florida, Inc. for the year ended December 31, 2000, included in this prospectus, have been audited by Goldstein, Schechter, Price, Lucas, Horwitz & Co., P.A., independent certified public accountants, in reliance upon their report given upon their authority as experts in auditing and accounting.

         The financial statements of C&K Auto Imports, Inc. for the years ended December 31, 2001 and December 31, 2000, included in this prospectus, have been audited by Golf & Wrobleski CPA's, LLP, independent certified public accountants, in reliance upon their report given upon their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 . Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's website located at http://www.sec.gov. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file quarterly and annual financial reports and other information with the SEC.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                             CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                    SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                              FINANCIAL INFORMATION

                               SEPTEMBER 30, 2002






                                                                                Page
                                                                                ----
Financial Statements for September 30, 2002 (Unaudited)                         F-1

Condensed Consolidated Balance Sheets                                           F-2

Condensed Consolidated Statements of Operations                                 F-3-4

Condensed Consolidated Statement of Changes in Stockholders' Equity             F-5

Condensed Consolidated Statements of Cash Flows                                 F-6-7

Notes to Condensed Consolidated Financial Statements                            F-8-14


            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES



PART I        FINANCIAL INFORMATION

Item 1.       Financial Statements

              Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Although the Company believes the disclosures made are adequate to make the information presented not misleading and, in the opinion of management, all adjustments have been reflected which are necessary for a fair presentation of the information shown and the accompanying notes, these condensed unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2001. The results for the nine months ended September 30, 2002 are not necessarily indicative of the results of operations for a full year or of future periods.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                    September 30, 2002 and December 31, 2001

                           A S S E T S                                               September 30, 2002    December 31, 2001
                                                                                     ------------------    -----------------
                                                                                         (Unaudited)
Current Assets:
   Cash, net                                                                             $ 1,312,307          $    36,562
   Accounts receivable, net                                                                1,133,690              551,056
   Inventories                                                                             4,136,978            2,527,198
   Due from officers                                                                       1,246,379              679,828
   Prepaid expenses                                                                           50,874               43,987
                                                                                         -----------          -----------

         Total Current Assets                                                              7,880,228            3,838,631

Property and equipment, net                                                                  222,083              229,878
Goodwill                                                                                     819,510                   --
Deposits and other assets                                                                    420,897              238,502
                                                                                         -----------          -----------

                                                                                         $ 9,342,718          $ 4,307,011
                                                                                         ===========          ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                                 $ 1,874,496          $   624,499
   Notes payable - bank                                                                    2,367,964            1,151,819
   Bank loan payable                                                                              --               85,000
   Current portion of long-term debt                                                           8,891                8,147
   Customer deposits                                                                         278,674              165,499
   Due to officers                                                                           728,972                   --
                                                                                         -----------          -----------

         Total Current Liabilities                                                         5,258,997            2,034,964
                                                                                         -----------          -----------

Long-Term Debt                                                                               426,936                7,472
                                                                                         -----------          -----------

Commitments and Contingencies                                                                     --                   --

Stockholders' Equity:
   Class A, Common stock; $.0001 par value,
     80,000,000 shares authorized, 12,722,822 shares
     and 5,266,665 shares issued and outstanding at
     September 30, 2002 and December 31, 2001, respectively                                    1,272                5,267
   Class B, Common stock; $.0001 par value,
      2,000,000 shares authorized and un-issued                                                   --                   --
   Preferred stock; $.0001 par value
      5,000,000 shares authorized and un-issued                                                   --                   --
   Additional paid-in capital                                                              7,605,269            6,380,284
   Accumulated deficit                                                                    (3,949,756)          (4,120,976)
                                                                                         -----------          -----------

         Total Stockholders' Equity                                                        3,656,785            2,264,575
                                                                                         -----------          -----------

                                                                                         $ 9,342,718          $ 4,307,011
                                                                                         ===========          ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Nine Months Ended September 30, 2002 and 2001




                                                                      2002             2001
                                                                  ------------    ------------
                                                                  (Unaudited)      (Unaudited)
Sales                                                             $ 41,862,047    $ 28,878,314

Cost of Sales                                                       40,109,039      28,113,235
                                                                  ------------    ------------

Gross Profit                                                         1,753,008         765,079

Finance, Insurance, Warranty and
  Other Income, net                                                    228,820         192,759
                                                                  ------------    ------------

                                                                     1,981,828         957,838

Operating Expenses                                                   4,667,206       1,597,093
                                                                  ------------    ------------

Loss from Operations                                                (2,685,378)       (639,255)

Other (Expense):
   Interest Expense                                                   (116,245)       (241,914)
                                                                  ------------    ------------

Net Loss                                                          $ (2,801,623)   $   (881,169)
                                                                  ============    ============


Net Loss per Common Share                                         $      (.230)   $      (.077)
                                                                  ============    ============


Weighted Average Shares Outstanding                                 12,177,235      11,392,822
                                                                  ============    ============








The accompanying notes are an integral part of these condensed consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                 Three Months Ended September 30, 2002 and 2001





                                                                        2002             2001
                                                                    ------------    ------------
                                                                    (Unaudited)      (Unaudited)
Sales                                                               $  9,913,853    $  7,500,956

Cost of Sales                                                          9,460,529       7,249,909
                                                                    ------------    ------------

Gross Profit                                                             453,324         251,047

Finance, Insurance, Warranty and
  Other Income, net                                                       34,630          49,764
                                                                    ------------    ------------

                                                                         487,954         300,811

Operating Expenses                                                     1,208,268         637,664
                                                                    ------------    ------------

Loss from Operations                                                    (720,314)       (336,853)

Other (Expense):
   Interest Expense                                                      (39,851)       (144,117)
                                                                    ------------    ------------

Net Loss                                                            $   (760,165)   $   (480,970)
                                                                    ============    ============


Net Loss per Common Share                                           $      (.060)   $      (.042)
                                                                    ============    ============


Weighted Average Shares Outstanding                                   12,722,822      11,392,822
                                                                    ============    ============





The accompanying notes are an integral part of these condensed consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
       Condensed Consolidated Statement of Changes in Stockholders' Equity
                  For the Nine Months Ended September 30, 2002


                                                               Common Stock                                          Total
                                                       --------------------------    Additional     Accumulated   Stockholders'
                                                          Shares         Amount    Paid-In Capital    Deficit        Equity
                                                       -----------    -----------  ---------------  ------------  -------------
Balance, December 31, 2001                               5,266,665    $     5,267    $ 6,380,284    $(4,120,976)   $ 2,264,575

Reclassification of undistributed losses of
  Motorcars upon acquisition (unaudited)                        --             --     (2,972,843)     2,972,843             --
                                                       -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2001 - revised                     5,266,665          5,267      3,407,441     (1,148,133)     2,264,575

Redemption of privately held shares pursuant to
 share exchange agreement (unaudited)                   (5,266,665)        (5,267)    (3,407,441)            --     (3,412,708)

Issuance of Class A common stock/reorganization
  (unaudited)                                           11,392,822          1,139      3,337,652             --      3,338,791

Issuance of shares in exchange for legal services
  rendered in 2001 and 2000 at $.50 per share
  (unaudited)                                               60,000              6         29,994             --         30,000

Issuance of Class A common stock -  upon acquisition
 of subsidiary at $3.84 per share (unaudited)              750,000             75      2,879,925             --      2,880,000

Officer's compensation contributed (unaudited)                  --             --         57,750             --         57,750

Sale of common stock at $2.50 per share (unaudited)        520,000             52      1,299,948             --      1,300,000

Net loss (unaudited)                                            --             --             --     (2,801,623)    (2,801,623)
                                                       -----------    -----------    -----------    -----------    -----------

Balance, September 30, 2002 (unaudited)                 12,722,822    $     1,272    $ 7,605,269    $(3,949,756)   $ 3,656,785
                                                       ===========    ===========    ===========    ===========    ===========





The accompanying notes are an integral part of these condensed consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)
              For the Nine Months Ended September 30, 2002 and 2001


                                                                             2002            2001
                                                                          -----------    -----------
Cash Flows from Operating Activities:
   Net loss                                                               $(2,801,623)   $  (881,169)
   Adjustments to reconcile net loss to net cash (used
     in) provided by operating activities:
     Depreciation and amortization                                            134,250         83,372
     Bad debts                                                                811,691             --
     Officer's compensation contributed                                        57,750             --
   Changes in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable                                                   (546,566)       706,657
       Inventories                                                            (85,732)     1,037,999
       Prepaid expenses                                                        (6,887)       (36,922)
       Deposits and other assets                                             (160,450)        90,910
     Increase (decrease) in:
       Accounts payable and accrued expenses                                  561,447       (583,714)
       Customer deposits                                                      113,175        (45,420)
                                                                          -----------    -----------

Net Cash (Used in) Provided by Operating Activities                        (1,922,945)       371,713
                                                                          -----------    -----------

Cash Flows from Investing Activities:
   Cash paid to acquire subsidiary                                           (500,000)            --
   Purchase of property and equipment                                        (108,591)       (12,793)
   Advances to officers                                                      (566,551)      (311,000)
                                                                          -----------    -----------

Net Cash Used in Investing Activities                                      (1,175,142)      (323,793)
                                                                          -----------    -----------

Cash Flows from Financing Activities:
   Net proceeds (repayments) under floor plan line-of-credit                  383,833       (350,063)
   Proceeds from long-term debt                                               500,000             --
   Principal payments on long-term debt                                      (103,328)        (5,514)
   Repayment of bank loan payable                                             (85,000)            --
   Proceeds from note payable - related party                                      --        348,000
   Cash held by acquired subsidiary                                           819,729             --
   Liabilities paid by seller of subsidiary at acquisition                  1,602,515             --
   Proceeds from issuance of common stock                                   1,300,000             --
   Costs from issuance of common stock                                        (43,917)            --
                                                                          -----------    -----------

Net Cash Provided by (Used in) Financing Activities                         4,373,832         (7,577)
                                                                          -----------    -----------

Net Increase in Cash                                                        1,275,745         40,343
Cash - Beginning of Period                                                     36,562        110,229
                                                                          -----------    -----------

Cash - End of Period                                                      $ 1,312,307    $   150,572
                                                                          ===========    ===========




The accompanying notes are an integral part of these condensed consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
           Condensed Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)
              For the Nine Months Ended September 30, 2002 and 2001





                                                                   2002                         2001
                                                            ------------------           -----------------
Supplemental Disclosure on Non-Cash Investing
 and Financing Activities:
   Acquisition of Subsidiary:
     Shares issued to acquire subsidiary                    $      (2,880,000)           $              --
     Down payment                                                    (500,000)                          --
     Goodwill on acquisition of subsidiary                            819,510                           --
                                                            -----------------            -----------------

     Net assets acquired                                    $      (2,560,490)           $              --
                                                            =================            =================

   Issuance of shares in consideration for
     legal services                                         $          30,000            $              --
                                                            =================            =================







The accompanying notes are an integral part of these condensed consolidated financial statements.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                  For the Nine Months Ended September 30, 2002


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - Associated Automotive Group Incorporated, formerly Uniservice Corporation, (the "Company" or "AAGI") was incorporated in November 1997 as a holding company to acquire Inversiones e Inmobiliaria Kyoto, S.A.'s 99.97% interest in Kentucky Foods Chile, S.A. ("KFC Chile"), the exclusive franchise operator of KFC restaurants in Chile. In August 1998, Uniservice acquired 99.97% of Inversiones e Inmobiliaria Kyoto's interest in KFC Chile in exchange for 1,399,900 shares of Class B common stock which occurred simultaneously with the closing of the initial public offering of Uniservice's stock.

         Pursuant to a Share Exchange Agreement dated January 9, 2002, the Company acquired 100% of the outstanding capital stock of Associated Automotive Group, Inc., a Nevada corporation, in exchange for 9,367,822 shares of its Class A common stock. These shares were issued to the stockholders and affiliates of Associated Automotive Group, Inc. in exchange for their wholly owned interest in Associated Automotive Group, Inc. At the time of acquisition, the stockholders of Associated Automotive, Inc. acquired control of the Company and accordingly, for accounting purposes, Associated Automotive Group, Inc. was treated as the acquiring entity.

         Immediately prior to the Share Exchange Agreement described above and pursuant to a Stock Purchase Agreement, the Company sold its interest in KFC Chile to its former chief executive officer and principal stockholder. In this transaction, 825,000 shares of the 1,400,000 shares of the Company's Class B common stock held by its former chief executive officer were canceled, and the balance of 575,000 shares of its Class B common stock were converted into shares of Class A common stock on a one for one basis.

         Associated Automotive Group, Inc., is a holding company which was formed to own and operate various highline exotic car dealerships and other automotive businesses throughout the United States. In July 2001, Associated Automotive Group, Inc. acquired 100% of the common stock of Motorcars of South Florida, Inc., which had operated as an automobile dealership located in Delray Beach, Florida since its inception in 1994. At the time of acquisition, the stockholders of Motorcars of South Florida, Inc. acquired control of Associated Automotive Group, Inc. and accordingly, for accounting purposes, Motorcars was treated as the acquiring entity.

         During January 2002, Associated Automotive Group, Inc. acquired 100% of the common stock of C&K Auto Imports, Inc., a New Jersey Corporation. This acquisition was accounted for under the purchase method of accounting which resulted in the Company recording approximately $820,000 of goodwill.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         Principles of Consolidation - The condensed consolidated financial statements include the accounts of Associated Automotive Group Incorporated and its wholly owned subsidiaries, Associated Automotive Group, Inc., Motorcars of South Florida, Inc., C&K Auto Imports, Inc. and Motor Cars Auto Group, Inc. All significant inter-company balances and transactions have been eliminated in consolidation. As a result of the reorganization, the condensed consolidated financial statements include the accounts of Associated Automotive Group, Inc. since its inception in July 2001 and Motorcars of South Florida, Inc. as of December 31, 2001 and September 30, 2002 and for the period from January 1, 2002 to September 30, 2002.

         Estimates - The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Loss Per Common Share - Basic loss per common share is computed by dividing the loss by the weighted average number of shares outstanding of 12,722,822 and 12,177,235 for the three months and nine months ended September 30, 2002, respectively. Diluted earnings (loss) per share is computed giving effect to all dilutive potential common shares outstanding during the period. Warrants issued that have exercise prices greater than the existing market value of the Company's stock are deemed anti-dilutive and are not components of loss per share. Because the results for the periods ending September 30, 2002 reflected a net loss, basic and diluted loss per share are the same.

NOTE 2 - CAPITAL STRUCTURE, PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

         On January 1, 2002, the Company issued 60,000 shares of Class A common stock to Atlas Pearlman, P.A. as payment for legal services performed during 2000 and early 2001. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption.

         On January 10, 2002, Mr. Ricardo Vilensky converted 575,000 shares of Class B common stock into shares of the Class A common stock. Pursuant to the conversion rights of the Class B shares, the Company issued Mr. Vilensky 575,000 shares of the Class A common stock. The Class B shares were retired and returned to treasury. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (Continued)


NOTE 2 - CAPITAL STRUCTURE, PUBLIC OFFERINGS AND PRIVATE PLACEMENTS
         (Continued)

         Effective January 10, 2002, pursuant to a share exchange agreement dated January 9, 2002 with Associated Automotive Group, Inc., the Company issued an aggregate of 9,367,822 shares of the Class A common stock to the stockholders of Associated Automotive Group, Inc. and its affiliates. In connection with this transaction, the Company issued shares to 45 individuals and entities. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption.

         In addition, effective January 10, 2002, the Company issued Hyperion Partners Corp. a warrant to purchase 55,000 shares of the Class A common stock, exercisable at $.05 per share for a period of three years. The warrant was issued pursuant to the share exchange agreement with Associated Automotive Group, Inc. The warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The warrant issued contain a legend restricting its transferability absent registration or an available exemption.

         On February 5, 2002, pursuant to a stock purchase agreement entered into on January 22, 2002, effective January 9, 2002, by and between C&K Auto Imports, Inc. and Associated Automotive Group, Inc., the Company issued 750,000 shares of the Class A common stock to Doron Sauer (the sole stockholder of C&K). The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption.

         In April 2002, the Company completed a private placement of securities under which the Company raised $1,300,000 through the sale of securities to five accredited investors. Pursuant to the terms of the offering, the Company sold an aggregate of 520,000 shares of the Class A common stock and warrants exercisable at $6.00 per share to purchase an aggregate of 174,000 shares of the Class A common stock. The warrants are exercisable for a period of two years from the date of issuance and are callable at $.0001 per share if the Class A common stock trades at or above $4.50 per share for a period of ten consecutive days. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to
         Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (Continued)


NOTE 2 - CAPITAL STRUCTURE, PUBLIC OFFERINGS AND PRIVATE PLACEMENTS
         (Continued)

         On May 3, 2002, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), under which the Company sold Laurus a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of the Company's Class A common stock at $3.09 per share. The Company's obligations under the convertible note are secured by a security interest in the Company's property and inventory. In addition, the Company issued Laurus a warrant to purchase 65,000 shares of the Class A common stock, exercisable for a period of two years, at $3.30 per share, subject to adjustment. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption.

NOTE 3 - LIQUIDITY AND CAPITAL RESOURCES

         The accompanying condensed consolidated financial statements report that the Company incurred a net loss of approximately $2,802,000 for the nine months ended September 30, 2002. In addition, as of September 30, 2002, the Company has an accumulated deficit of approximately $3,950,000. In addition, at various times during the nine months ended September 30, 2002, the Company has not been in compliance with certain provisions of a bank note payable.

         The Company's management believes they can reduce operating expenses, restore profitability and raise additional financing or capital as needed. In addition, management of the Company expects continued forbearance from its lender of the loan provisions addressed above. The availability of adequate financing and capital is essential to the Company's future operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 4 - INVENTORIES

         Inventories consisted of the following as of September 30, 2002 and December 31, 2001:

                                                            September 30,              December 31,
                                                                 2002                      2001
                                                           ----------------          ----------------
         New                                               $         96,237          $         91,671
         Used                                                     3,972,851                 2,414,945
         Parts and accessories                                       67,890                    20,582
                                                           ----------------          ----------------

                                                           $      4,136,978          $      2,527,198
                                                           ================          ================

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (Continued)


NOTE 5 - DEPOSITS AND OTHER ASSETS

         Deposits and other assets consisted of the following as of September
         30, 2002 and December 31, 2001:

                                                            September 30,              December 31,
                                                                 2002                      2001
                                                           ----------------          ----------------
         Deposits on future acquisition                    $         54,000          $        200,000
         Deposits on vehicles                                       250,000                        --
         Other deposits                                              74,254                    14,279
         Loan costs                                                  14,000                        --
         Other assets                                                28,643                    24,223
                                                           ----------------          ----------------

                                                           $        420,897          $        238,502
                                                           ================          ================

NOTE 6 - OPERATING EXPENSES

         Operating expenses for the nine months ended September 30, 2002 consisted of the following:
         Salaries, wages and other                                                   $      1,009,148
         Rent                                                                                 328,533
         Utilities                                                                             39,824
         Insurance                                                                            101,456
         Depreciation and amortization                                                        134,250
         Advertising                                                                          226,436
         Travel and entertainment                                                              92,433
         Professional fees                                                                    644,224
         Organizational expenses and
           start up costs                                                                     272,937
         Bad debt expense                                                                     811,691
         Consulting fees                                                                       45,000
         Abandoned acquisitions                                                               154,000
         Other selling and administrative
          expenses                                                                            807,274
                                                                                     ----------------

                                                                                     $      4,667,206
                                                                                     ================

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (Continued)


NOTE 7 - ACQUISITION

         The Company acquired C&K Auto Imports, Inc. ("C&K") pursuant to a stock purchase agreement effective January 9, 2002. C&K sells various highline and exotic used vehicles to customers and wholesalers in the New York City metropolitan area. Consideration for the transaction consisted of $500,000 cash and the issuance of 750,000 shares of the Company's common stock valued at $3.84 per share. The acquisition was accounted for under the purchase method of accounting which resulted in the Company recording approximately $820,000 of goodwill.

         The unaudited proforma combined historical results, as if C&K had been acquired at the beginning of the period ended September 30, 2001, are estimated to be:

                                                   For the Nine Months
                                                   Ended September 30,
                                                           2001
                                                   -------------------
         Net sales                                   $     46,930,000
         Net loss                                            (750,000)
         Loss per share                                         (.066)

         The proforma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of the period presented, nor are they necessarily indicative of future consolidated results. The results reported for the nine months ended September 30, 2002 include the acquisition of C&K. Therefore, no proforma for the nine months ended September 30, 2002 was necessary. The operating results between January 1, 2002 and January 9, 2002 (the effective date of the purchase agreement) were not material.

         The Company has not finalized the allocation of the purchase price as of September 30, 2002. An estimation of this allocation was prepared and included as part of these condensed consolidated financial statements. The purchase price has been allocated approximately as follows: $1,625,000 to inventories, $875,000 to receivables, $850,000 to other receivables, $825,000 to cash and short-term investments, $75,000 to property, plant and equipment, $820,000 to goodwill, $850,000 to notes payable and $850,000 to other liabilities.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (Continued)


NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Operating Leases - The Company leases showroom and office space with expiration dates ranging from 2003 to 2007. Future minimum lease payments are approximately as follows:

         2003                                              $        296,000
         2004                                                       271,000
         2005                                                       283,000
         2006                                                       295,000
         2007                                                       125,000
                                                           ----------------

                                                           $      1,270,000
                                                           ================

         Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

         Employment Agreements - On July 26, 2001, Barry Tenzer entered into a stock purchase agreement with the Company in connection with the purchase of Motor Cars of South Florida, Inc. Under this agreement Mr. Tenzer, in connection with his duties as chairman, shall receive a monthly expense allowance of $4,000 through July 2005. In addition, Mr. Tenzer has the exclusive use of two company vehicles through July 2006. The condensed consolidated financial statements for the nine months ended September 30, 2002, include imputed salary of Mr. Tenzer based on an annual salary of $125,000 less the monthly amounts pursuant to the stock purchase agreement.

         On September 1, 2001, David Jacoby entered into an employment agreement with the Company to serve as vice president for a five-year term. In consideration for his services, Mr. Jacoby receives an annual base salary of $150,000 and a $500 per month expense allowance. In addition, Mr. Jacoby is provided with a company car and health care coverage for himself and his family.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders
Associated Automotive Group, Inc. and Subsidiary
Delray Beach, Florida


We have audited the accompanying consolidated balance sheet of Associated Automotive Group, Inc. and Subsidiary (the "Company" or "AAGI") as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Associated Automotive Group, Inc. and Subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



SPEAR SAFER HARMON & CO.
CERTIFIED PUBLIC ACCOUNTANTS



Miami, Florida
April 9, 2002

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet
                                December 31, 2001



                                      A S S E T S
Current Assets:
   Cash, net                                                                         $    36,562
   Accounts receivable, net                                                              545,071
   Other receivables                                                                       5,985
   Inventories                                                                         2,527,198
   Due from related parties                                                              679,828
   Prepaid expenses                                                                       43,987
                                                                                     -----------

         Total Current Assets                                                          3,838,631

Property and Equipment, net                                                              229,878

Deposits and other assets                                                                238,502
                                                                                     -----------

                                                                                     $ 4,307,011
                                                                                     ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                                 624,499
   Note payable - bank                                                                 1,151,819
   Bank loan payable                                                                      85,000
   Current portion of capital lease obligations                                            8,147
   Customer deposits                                                                     165,499
                                                                                     -----------

         Total Current Liabilities                                                     2,034,964
                                                                                     -----------

Obligations Under Capital Lease, net of current portion                                    7,472
                                                                                     -----------

Commitments and Contingencies

Stockholders' Equity:
   Common stock; $.001 par value, 50,000,000 shares authorized;
     5,266,665 issued and outstanding                                                      5,267
   Preferred stock; $.001 par value 10,000,000 shares
     authorized and un-issued
   Additional paid-in capital                                                          3,407,441
   Accumulated deficit                                                                (1,148,133)
                                                                                     -----------

         Total Stockholders' Equity                                                    2,264,575
                                                                                     -----------

                                                                                     $ 4,307,011
                                                                                     ===========




The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                      Consolidated Statement of Operations
                      For the Year Ended December 31, 2001



Sales:
   Retail                                                      $ 18,578,546
   Wholesale                                                     16,503,550
                                                               ------------

                                                                 35,082,096
                                                               ------------

Cost of Sales:
   Retail                                                        17,917,348
   Wholesale                                                     16,293,949
                                                               ------------

                                                                 34,211,297
                                                               ------------

Gross Profit                                                        870,799

Finance, Insurance, Warranty and Other Income, net                  268,413
                                                               ------------

                                                                  1,139,212

Operating Expenses                                                2,593,475
                                                               ------------

Loss From Operations                                             (1,454,263)
                                                               ------------

Other Expenses:
   Interest Expense                                                (170,934)
   Loss on worthless securities write-off                           (90,000)
                                                               ------------

                                                                   (260,934)
                                                               ------------

Net Loss                                                       $ (1,715,197)
                                                               ============


Pro Forma Net Loss per Common Share                            $       (.15)
                                                               ============







The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
            Consolidated Statement of Changes in Stockholders' Equity
                      For the Year Ended December 31, 2001



                                           Common Stock                                          Total
                                     ------------------------   Additional     Accumulated   Stockholders'
                                      Shares         Amount   Paid-In Capital    Deficit         Equity
                                     ----------   ----------- ---------------  -----------   -------------
Balance, January 1, 2001                    100   $       100    $ 5,108,266    $(2,405,779)   $ 2,702,587

Issuance of common stock/
  reorganization                      5,266,565         5,167      1,172,018             --      1,177,185

Reclassification of undistributed
  losses of Motorcars upon
  acquisition                                --            --     (2,972,843)     2,972,843             --

Conversion of stockholder's
  note payable to capital                    --            --        100,000             --        100,000


Net Loss                                     --            --             --     (1,715,197)    (1,715,197)
                                    -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2001            5,266,665   $     5,267    $ 3,407,441    $(1,148,133)   $ 2,264,575
                                    ===========   ===========    ===========    ===========    ===========





The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 2001


Cash Flows from Operating Activities:
   Net loss                                                                                     $     (1,715,197)
   Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depreciation and amortization                                                                       111,162
     Bad debts                                                                                           128,614
   Changes in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable                                                                               611,318
       Other receivables                                                                                  (5,984)
       Inventories                                                                                     1,292,514
       Prepaid expenses                                                                                      257
       Other assets                                                                                     (127,373)
     Increase (decrease) in:
       Cash overdraft                                                                                    (67,718)
       Accounts payable and accrued expenses                                                            (298,838)
       Customer deposits                                                                                 107,405
                                                                                                ----------------

Net Cash Provided by Operating Activities                                                                 36,160
                                                                                                ----------------

Cash Flows from Investing Activities:
   Purchase of property and equipment                                                                    (13,017)
   Advances to related parties                                                                          (571,944)
                                                                                                ----------------

Net Cash Used in Investing Activities                                                                   (584,961)
                                                                                                ----------------

Cash Flows from Financing Activities:
   Net repayment of note payable - floor plan                                                           (780,274)
   Principal payments on obligations under capital lease                                                  (6,777)
   Proceeds from bank loan payable                                                                        85,000
   Proceeds from issuance of common stock                                                              1,177,185
                                                                                                ----------------

Net Cash Provided by Financing Activities                                                                475,134
                                                                                                ----------------

Net Decrease in Cash                                                                                     (73,667)
Cash - Beginning of Year                                                                                 110,229
                                                                                                ----------------

Cash - End of Year                                                                              $         36,562
                                                                                                ================

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for interest                                                       $        178,036

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
   Stockholder loan converted to additional paid-in capital                                              100,000

The accompanying notes are an integral part of these consolidated financial statements.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                      For the Year Ended December 31, 2001


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - Associated Automotive Group, Inc. (the "Company" or "AAGI"), a Nevada corporation, is a holding company, which was formed to own and operate various highline and exotic car dealerships, accessory and other automotive businesses throughout the United States. In July 2001, the Company acquired 100% of the common stock of Motorcars of South Florida, Inc., which has operated an automobile dealership located in Delray Beach, Florida since its inception in 1994. At the time of the acquisition, the stockholders of Motorcars of South Florida, Inc. acquired control of Associated Automotive Group, Inc. and accordingly, for accounting purposes, Motorcars was treated as the acquiring entity. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

         Principles of Consolidation - As a result of the reorganization, the consolidated financial statements include the accounts of Associated Automotive Group, Inc. (since inception in July 2001) and its wholly owned subsidiary, Motorcars of South Florida, Inc. from January 1, 2001 to December 31, 2001. All significant inter-company balances and transactions have been eliminated in consolidation.

         Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. However, the Company occasionally maintains cash balances in excess of federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances. Concentrations of credit risk with respect to trade receivables are reduced due to the Company's large number of customers. The Company conducts credit evaluations of its customers and may or may not require collateral or other security from these customers. On occasion, defaults occur on trade receivables. Therefore, the Company maintains an allowance for doubtful accounts, which was $278,274 as of December 31, 2001.

         The Company's finance division generates income from the sale of contract receivables from the financing provided to customers. The Company's arrangements with these third party lenders provide for payment of a fee to the Company at the time of financing. From time to time, the Company may agree, at the time of sale, to pay off the finance company if the customer defaults on its obligation. In those instances, the purchaser is required put down a substantial down payment, generally 30% to 40% of the purchase price. The Company does not, however, enter into recourse contracts on a regular basis. Losses from these arrangements have been minimal.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         Inventories - Inventories include new and used automobiles and parts and accessories. Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis. Parts and accessories are valued at the lower of cost or market using the first-in, first-out method. As of December 31, 2001, inventories amounted to $2,527,198 of which approximately $2,415,000 were used vehicles, $92,000 new vehicles and parts and accessories inventory was approximately $20,000.

         Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

         Investment - In 2000, the Company purchased shares of common stock in a non-public company for $90,000. The Company in the past classified this investment as a non-marketable security carried at historical cost. In 2001, the non-public company filed for bankruptcy and AAGI wrote off the full amount of the investment, which is reflected in the consolidated statement of operations for the year ended December 31, 2001.

         Revenue Recognition - The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract. At that time, an allowance for charge-backs against revenue recognized from finance, insurance and warranty revenue is established, if necessary.

         Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the year ended December 31, 2001 was approximately $210,000.

         Organization Costs - The Company accounted for organization costs in accordance with Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" which requires organization costs to be expensed as incurred. During the year ended December 31, 2001, approximately $64,000 of start-up and organizational costs were charged to operations.

         Fair Values of Financial Instruments - The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The fair value of cash, accounts receivable, accounts payable, note payable and loan payable approximate their carrying amounts at December 31, 2001.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         Recently Issued Accounting Standards - In July 2001, The Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited after that date. SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. Thus, amortization of goodwill and intangible assets with indefinite lives will cease upon adoption of the statement. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001. Upon the adoption of SFAS No. 142, the Company will not amortize goodwill and, instead will conduct an annual impairment test of the remaining goodwill. The Company does not expect that the adoption of SFAS No. 141 will have a significant immediate impact on the financial condition or results of operations of the Company.

         Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - CASH

         At December 31, 2001, cash consisted of the following:

         Cash in bank                                                        $         170,607
         Checks drawn against future deposits                                         (134,045)
                                                                             -----------------

                                                                             $          36,562
                                                                             =================

NOTE 3 - INVENTORIES

         At December 31, 2001, inventories consisted of the following:

         New                                                                 $          91,671
         Used                                                                        2,414,945
         Parts and accessories                                                          20,582
                                                                             -----------------

                                                                             $       2,527,198
                                                                             =================

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (Continued)


NOTE 4 - PROPERTY AND EQUIPMENT

         At December 31, 2001, property and equipment consisted of the following:

         Furniture and equipment                                             $         265,468
         Leasehold improvements                                                        334,199
                                                                             -----------------

                                                                                       599,667
         Less accumulated depreciation                                                 369,789
                                                                             -----------------

                                                                             $         229,878
                                                                             =================

         Depreciation and amortization expense for the year ended December 31, 2001 was approximately $111,000.

NOTE 5 - DEPOSITS AND OTHER ASSETS

         At December 31, 2001, deposits and other assets consisted of the following:

         Deposits on future acquisition                                      $         200,000
         Other deposits                                                                 14,279
         Other assets                                                                   24,223
                                                                             -----------------

                                                                             $         238,502
                                                                             =================

NOTE 6 - NOTE PAYABLE - BANK

         The Company has $2,000,000 of available financing under a revolving floor plan line-of-credit due on demand, expiring August 9, 2005 to finance the purchase of inventory. As of December 31, 2001, the balance due on the note payable - floor plan was $1,151,819. The note is collateralized by a lien on the Company's inventory and is personally guaranteed by a stockholder of the Company. Interest is payable monthly on the outstanding balance at 2% over the bank's prime rate with a floor rate of 8%. At December 31, 2001, the interest rate payable on the note was the floor rate of 8%. The note payments are due within five business days from the sale of the related inventory items. After five business days of non-payment subsequent to a vehicle sale, the Company is out-of-trust under the terms of the floor plan line-of-credit agreement. At various times and subsequent to December 31, 2001, the Company has been out-of-trust under the terms of its floor plan line-of-credit agreement. Management of the Company expects continued forbearance from its lender.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (Continued)


NOTE 7 - DUE FROM RELATED PARTIES

         At December 31, 2001, the amount due from related parties arises from non-interest bearing short-term cash advances and other loans to officers, stockholders and key employees of the Company. The balance due from related parties amounted to $679,828 as of December 31, 2001.

NOTE 8 - OPERATING EXPENSES

         Operating expenses for the year ended December 31, 2001 consisted of the following:

         Salaries, wages and other                                           $         817,586
         Rent                                                                          217,500
         Utilities                                                                      78,894
         Insurance                                                                     117,290
         Depreciation and amortization                                                 111,162
         Advertising                                                                   210,248
         Travel and entertainment                                                       73,843
         Professional fees                                                             499,329
         Organizational expenses and start up costs                                     63,967
         Bad debt expenses                                                             128,614
         Other selling and administrative expenses                                     275,042
                                                                             -----------------

                                                                             $       2,593,475
                                                                             =================

NOTE 9 - OBLIGATIONS UNDER CAPITAL LEASES

         The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases, which expire on various dates through 2003. The assets securing the capitalized leases have an original cost of $35,434 and accumulated depreciation of $16,292 at December 31, 2001. Depreciation expense on these assets was $7,164 for the year ended December 31, 2001.

         The future minimum payments under these leases are as follows:
         2002                                                                $           8,725
         2003                                                                            8,002
                                                                             -----------------

                                                                                        16,727
         Less amount representing interest                                               1,108
                                                                             -----------------
                                                                                        15,619
         Less current portion                                                            8,147
                                                                             -----------------

                                                                             $           7,472
                                                                             =================

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (Continued)


NOTE 10 - INCOME TAXES

         The Company incurred a net loss of approximately $1,715,000 for the year ended December 31, 2001. The potential benefit of all losses incurred subsequent to the July 26, 2001 stock purchase agreement in connection with the purchase of Motorcars of South Florida, Inc. is available to offset against future taxable income. These losses may be recognized in a subsequent period once it is more likely than not that such benefit will be realized.

         Motorcars of South Florida, Inc. prior to the stock purchase agreement was an S corporation. Therefore, the losses incurred prior to the July 26, 2001 stock purchase agreement shall be passed directly to the stockholder of Motorcars of South Florida, Inc.

NOTE 11 - LIQUIDITY AND CAPITAL RESOURCES

         The accompanying consolidated financial statements report that the Company incurred an operating loss of approximately $1,715,000 for the year ended December 31, 2001. In addition, as of December 31, 2001, the Company has an accumulated deficit of approximately $1,187,000.

         Subsequent to December 31, 2001, the Company raised capital through a private placement and additional capital may be raised through private placement. In addition, in January 2002, the Company completed the acquisition of C&K Auto Imports, Inc. whose audited financial statements for the year ended December 31, 2001 reported net income of approximately $113,000 and cash flow from operating activities of approximately $394,000. The Company's management believes they can reduce operating expenses, restore profitability and raise additional capital as needed. In addition, as previously addressed, management of the Company expects continued forbearance from its lender regarding automobiles that are out of trust. The availability of adequate financing and capital is essential to the Company's future operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

         Operating Leases - The Company leases showroom and office space in Delray Beach, Florida under two operating leases expiring in 2003. Additional parking is leased on a month to month basis and may be cancelled at any time. Rent expense for the year ended December 31, 2001 was $217,500.

                ASSOCIATED AUTOMOTIVE GROUP, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements (Continued)


NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)

         Future minimum rental payments (excluding property and sales taxes) under non-cancelable operating leases as of December 31, 2001 are as follows:


         2002                                    $         108,000
         2003                                               42,000
                                                 -----------------

                                                 $         150,000
                                                 =================


         Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

         Employment Agreements - On July 26, 2001, Barry Tenzer entered into a stock purchase agreement with the Company in connection with the purchase of Motor Cars of South Florida, Inc. Under this agreement Mr. Tenzer, in connection with his duties as chairman, shall receive a monthly expense allowance of $4,000 through July 2005. In addition, Mr. Tenzer has the exclusive use of two company vehicles through July 2006.

         On September 1, 2001, David Jacoby entered into an employment agreement with the Company to serve as vice president for a five-year term. In consideration for his services, Mr. Jacoby receives an annual base salary of $150,000 and a $500 per month expense allowance. In addition, Mr. Jacoby is provided with a company car and health care coverage for himself and his family.

NOTE 13 - SUBSEQUENT EVENTS

         On January 9, 2002, 100% of the outstanding capital stock of the Company was acquired by Uniservice Corporation in exchange for 9,367,822 shares of Uniservice's Class A common stock which trades on the NASDAQ Small Cap Market. Subsequently, the name of the acquiring company was changed from Uniservice Corporation to Associated Automotive Group Incorporated.

         Effective January 9, 2002, the Company acquired 100% of the issued and outstanding capital stock of C&K Auto Imports, Inc. ("C&K") from an unaffiliated third party for $500,000 in cash and 750,000 shares of Associated Automotive Group Incorporated Class A common stock. C&K owns a highline automotive dealership and a highline automotive wholesale operation and service facility in New Jersey.





                        MOTORCARS OF SOUTH FLORIDA, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



                                                                                                  Page
                                                                                                  ----
Independent Auditors' Report.................................................................     F-1

Balance Sheet................................................................................     F-2

Statements of Operations.....................................................................     F-3

Statements of Stockholders' Equity...........................................................     F-4

Statements of Cash Flows.....................................................................     F-5

Notes to Financial Statements................................................................     F-6-9

Independent Auditors' Report On Information
Accompanying the Basic Financial Statements..................................................     F-10

Schedule of Operating Expenses
for the Year Ended December 31, 2000.........................................................     F-11

The Board of Directors
Motorcars of South Florida, Inc.


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Motorcars of South Florida, Inc. (an S corporation) as of December 31, 2000 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motorcars of South Florida, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, an error was made resulting in an overstatement of previously reported additional paid-in capital and accumulated deficit as of December 31, 1999. Accordingly, an adjustment was made to additional paid-in capital and accumulated deficit as of December 31, 1999 to correct the error.



Goldstein Schechter Price Lucas Horwitz & Co., P.A.


Miami, Florida
August 17, 2001

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                        $    73,699
   Restricted cash                                                       36,530
   Accounts receivable, net of allowance for doubtful
     accounts of $156,000                                             1,285,003
   Inventories                                                        3,819,712
   Due from officer                                                     107,884
   Prepaid expenses                                                      44,244
                                                                    -----------
     Total Current Assets                                             5,367,072

PROPERTY AND EQUIPMENT, net                                             328,023

OTHER ASSETS                                                            111,129
                                                                    -----------

     TOTAL ASSETS                                                   $ 5,806,224
                                                                    ===========

   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Bank overdraft                                                   $    67,718
   Accounts payable and accrued expenses                                923,336
   Note payable, floor plan                                           1,932,093
   Current portion of capital lease obligations                           8,002
   Note payable, related party                                          100,000
   Customer deposits                                                     58,094
                                                                    -----------
     Total Current Liabilities                                        3,089,243

OBLIGATIONS UNDER CAPITAL LEASE, net of current portion                  14,394
                                                                    -----------
     Total Liabilities                                                3,103,637
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
   Common stock; $1 par value, 100 shares authorized,
     issued and outstanding                                                 100
   Additional paid-in capital                                         5,108,266
   Accumulated deficit                                               (2,405,779)
                                                                    -----------
     Total Stockholder's Equity                                       2,702,587
                                                                    -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $ 5,806,224
                                                                    ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


SALES:
   Wholesale                                                       $ 33,294,627
   Retail                                                            25,030,825
                                                                   ------------
                                                                     58,325,452
                                                                   ------------

COST OF SALES:
   Wholesale                                                         32,693,541
   Retail                                                            23,915,190
                                                                   ------------
                                                                     56,608,731
                                                                   ------------

GROSS PROFIT                                                          1,716,721


FINANCE, INSURANCE, WARRANTY
   AND OTHER INCOME                                                     266,878
                                                                   ------------


INCOME FROM OPERATIONS BEFORE OPERATING
   EXPENSES AND INTEREST EXPENSE                                      1,983,599


OPERATING EXPENSES                                                   (2,136,487)
                                                                   ------------


LOSS BEFORE INTEREST EXPENSE                                           (152,888)


INTEREST EXPENSE                                                       (171,577)
                                                                   ------------

NET LOSS                                                           $   (324,465)
                                                                   ============




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                 TOTAL
                                                ADDITIONAL                   STOCKHOLDER'S
                                   COMMON        PAID-IN      ACCUMULATED       EQUITY
                                    STOCK        CAPITAL        DEFICIT        (DEFICIT)
                                    -----        -------        -------        ---------
BALANCE, December 31,
   1999 as previously
   reported                       $       100   $ 1,063,579    $(2,187,671)   $(1,123,992)


ADJUSTMENT FOR
   MISCLASSIFICATION
   OF CAPITAL
   REPAYMENT                               --      (106,357)       106,357             --
                                  -----------   -----------    -----------    -----------


BALANCE, December 31,
   1999 as restated                       100       957,222     (2,081,314)    (1,123,992)


CAPITAL
   CONTRIBUTIONS                           --     4,652,947             --      4,652,947



CAPITAL
   REPAYMENT                               --      (501,903)            --       (501,903)



NET LOSS                                   --            --       (324,465)      (324,465)
                                  -----------   -----------    -----------    -----------



BALANCE, December
   31, 2000                       $       100   $ 5,108,266    $(2,405,779)   $ 2,702,587
                                  ===========   ===========    ===========    ===========




See Accompanying Notes to the Financial Statements
                                      F-4

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $  (324,465)
                                                                                 -----------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Amortization and depreciation                                                   101,723
     Bad debt expense                                                                156,000
   Changes in operating assets and liabilities:
     Restricted cash                                                                 (36,530)
     Accounts receivable                                                            (287,496)
     Inventories                                                                  (1,308,316)
     Prepaid expenses                                                                (10,106)
     Accounts payable and accrued expenses                                           317,357
     Customer deposits                                                               (68,899)
     Other assets                                                                     40,596
                                                                                 -----------
       Total Adjustments                                                          (1,095,671)
                                                                                 -----------

NET CASH USED IN OPERATING ACTIVITIES                                             (1,420,136)
                                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in nonmarketable securities                                            (90,000)
   Purchase of property and equipment                                               (152,845)
   Repayment of note receivable                                                      160,580
                                                                                 -----------
     Net Cash Used in Investing Activities                                           (82,265)
                                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Bank overdraft                                                                     67,718
   Note payable, floor plan, net                                                   1,076,254
   Repayment of long-term debt                                                      (130,000)
   Principal payments on obligations under capital leases                            (13,482)
   Repayment of stockholder loans                                                     (5,777)
   Capital contributions                                                             600,000
   Capital repayment                                                                (501,903)
                                                                                 -----------
     Net Cash Provided By Financing Activities                                     1,092,810
                                                                                 -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                           (409,591)

CASH AND CASH EQUIVALENTS:
   Beginning of year                                                                 483,290
                                                                                 -----------

   End of year                                                                   $    73,699
                                                                                 ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

   Interest paid                                                                 $   171,577
                                                                                 ===========

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND
   FINANCING ACTIVITIES:
   Stockholder loans converted to additional paid-in capital                     $ 4,052,947
                                                                                 ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Operations - Motorcars of South Florida, Inc. (the "Company") operates an automobile dealership located in South Florida. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

                  Cash and Cash Equivalents - The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company maintains their cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances.

                  Restricted Cash - Proceeds from sales of vehicles financed under the Company's floor plan agreement are held in trust by the Company until they can be remitted to the bank in accordance with its floor plan agreement. These proceeds are reflected as restricted cash for financial reporting purposes.

                  Inventories - Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis.

                  Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

                  Investment - In 2000, the Company purchased shares of common stock in a non-public company for $90,000. The Company classifies this investment as a nonmarketable security carried at historical cost and is included in other assets on the accompanying balance sheet. Management periodically reassesses the fair value of this investment and makes adjustments for any permanent impairment in value. Management believes that no such adjustment was necessary in 2000.

                  Revenue Recognition - The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract.

                  Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the year ended December 31, 2000 was $197,647.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                  Income Taxes - The Company has elected to be treated as an S corporation whereby the profits and losses of the Company are passed directly to the stockholder for inclusion in his individual tax return. Therefore, no provision for income taxes is reflected in the accompanying financial statement.

                  Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts and amortization and depreciation. Actual results could differ from those estimates.

NOTE 2 -          PROPERTY AND EQUIPMENT

                  At December 31, 2000, property and equipment consisted of the following:
                  Furniture and equipment                                       $    214,517
                  Capitalized leased equipment                                        35,434
                  Company vehicle                                                      2,500
                  Leasehold improvements                                             334,199
                                                                                ------------
                                                                                     586,650
                  Less accumulated depreciation                                     (258,627)
                                                                                ------------
                                                                                $    328,023
                                                                                ============

                  Amortization and depreciation expense for the year ended December 31, 2000 was $101,723.

NOTE 3 -          NOTE PAYABLE - FLOOR PLAN

                  The Company has $2,000,000 of available financing under a revolving floor plan line of credit due on demand, expiring August 9, 2005 to finance the purchase of inventory. As of December 31, 2000 the balance due on the note payable - floor plan was $1,932,093. The note is collateralized by a lien on the Company's inventory and is personally guaranteed by the Company's stockholder. Interest is payable monthly on the outstanding balance at 2.5% over the bank's prime rate (12% at December 31, 2000). The note payments are due within 5 business days from the sale of the related inventory items.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)



NOTE 4 -          DUE FROM OFFICER

                  At December 31, 2000, the amount due from officer arises from non-interest bearing short-term cash advances from the Company.

NOTE 5 -          RELATED PARTY TRANSACTIONS

                  Note payable, related party - In March 1999, a company related through common ownership loaned the Company $100,000. The note is unsecured and due on demand with monthly interest payments at a rate of 10%. Total interest expense on this note was approximately $10,000 for the year ended December 31, 2000.

                  Capital contributions - Effective January 1, 2000, the Company's sole stockholder consented to having debt owed to him by the Company amounting to $4,052,947 converted into contributed capital.

NOTE 6 -          OBLIGATIONS UNDER CAPITAL LEASES

                  The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases which expire on various dates through 2003. The assets securing the capitalized leases have an original costs of $35,434 and accumulated depreciation of $16,292 at December 31, 2000. Depreciation expense on these assets was $7,164 for the year ended December 31, 2000.

                  Present value of future minimum payments under these leases are as follows:

                           2001                                                 $            9,520
                           2002                                                              8,892
                           2003                                                              6,612
                                                                                ------------------
                                                                                            25,024
                           Less amount representing
                             interest (7% - 12%)                                             2,628
                                                                                ------------------
                                                                                            22,396
                           Less: current portion                                             8,002
                                                                                ------------------
                                                                                $           14,394
                                                                                ==================

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)



NOTE 7 -          COMMITMENTS AND CONTINGENCIES

                  Operating Leases - The Company leases showroom and office space under operating leases expiring at various dates through August 31, 2003. Rent expense for the year ended December 31, 2000 was $186,000.

                  Future minimum rental payments under non-cancelable operating leases as of December 31, 2000 are as follows:

                                    2001                                        $          186,000
                                    2002                                                   186,000
                                    2003                                                   124,000
                                                                                ------------------
                                                                                $          496,000
                                                                                ==================

                  Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

NOTE 8 -          SUBSEQUENT EVENT

                  Sale of Company - Effective July 6, 2001, 100% of the Company's common stock was acquired by Associated Automotive Group, Inc.

NOTE 9 -          PRIOR PERIOD ADJUSTMENT

                  Additional paid-in capital and accumulated deficit at the beginning of 2000 have been adjusted to correct a misclassification of a capital repayment made in 1999. The error had no effect on net income for the year ended December 31, 1999.

                   INDEPENDENT AUDITORS' REPORT ON INFORMATION
                   ACCOMPANYING THE BASIC FINANCIAL STATEMENTS




The Board of Directors
Motorcars of South Florida, Inc.


Our report on our audit of the basic financial statements of Motorcars of South Florida, Inc. appears on page 1. This audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of operating expenses is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Goldstein Schechter Price Lucas Horwitz & Co., P.A.

Miami, Florida
August 17, 2001

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                         SCHEDULE OF OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2000



Amortization and depreciation                   $  101,723
Advertising                                        197,647
Automobile                                          30,743
Bad debts                                          156,000

Bank charges and fees                               13,720
Commissions                                        195,986
Delivery expense                                    10,303
Employee benefits                                   51,365

Insurance                                           60,033
Legal and accounting                                98,559
Meals, travel and entertainment                     34,610
Miscellaneous                                       57,855

Office expense                                      14,471
Outside services                                    84,116
Payroll                                            622,683
Payroll taxes                                       49,090

Rent                                               186,000
Repairs and maintenance                             22,977
Shop supplies                                       16,529
Taxes and licenses                                  54,450

Telephone                                           53,794
Utilities                                           23,833
                                                ----------
                                                $2,136,487
                                                ==========


GOLF & WROBLESKI CPA'S, LLP.
--------------------------------------------------------------------------------
Danny Golf, C.P.A.                                47 West 34th Street, Suite 555
Raymond Wrobleski, C.P.A.                         New York, NY 10001
                                                  Tel. (212) 967-8988
                                                  Fax. (212) 268-5323













                             C & K AUTO IMPORTS INC.

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 2001

                             C & K AUTO IMPORTS INC.


                                TABLE OF CONTENTS



Independent auditor's report                                                           F-1

Statement of Financial Condition as of December 31, 2001                               F-2

Statement of Income and Retained Earnings For the year ended
December 31, 2001                                                                    F-3,4

Statement of Cash Flows for the year ended December 31, 2001                           F-5

Notes to Financial Statements                                                 F-6,7,8,9,10

To The Stockholders of
C & K Auto Imports Inc.

We have audited the accompanying statement of Financial Condition of C & K Auto Imports Inc. of December 31, 2001 and, the related statement of income and retained earnings and, cash flows for the year then ended. These financial statements are the responsibility of the C & K Auto Imports, Inc. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement preservation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & K Auto Imports, Inc. as of December 31, 2001, and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles.

Respectfully submitted,


GOLF & WROBLESKI CPA'S, LLP.
New York, New York
March 27, 2002

                             C & K AUTO IMPORTS INC.
                        STATEMENT OF FINANCIAL CONDITION
                             AS AT DECEMBER 31, 2001

Assets
Current Assets:
         Cash                                                         $  819,729
         Accounts Receivable - Note 3                                    847,759
         Inventory - Note 2                                           $1,524,048
                                                                      ----------
Total Current Assets                                                                                $3,191,536

Fixed Assets - Note 4
         Machinery and Equipment                                          84,791
         Furniture and Fixtures                                            5,036
         Leasehold Improvements                                           82,785
         Vehicles                                                         34,917
         Less: Accum. Depreciation                                       189,665
                                                                      ----------
Total Fixed Assets                                                                                      17,864

Other Assets
         Security Deposits                                                                              21,945
                                                                                                    ----------

Total Assets                                                                                        $3,231,345
                                                                                                    ==========

Liabilities and Stockholder's Equity
Current Liabilities:
         Accounts Payable - Trade                                     $  670,688
         Taxes Payable                                                    17,862
         Loan Payable - Current - Note                                   832,312
                                                                      ----------
Total Current Liabilities                                                                           $1,520,862

Long-Term Liabilities
         Long Term Debt - Note - 5                                        23,536
         Due to Officers                                                 873,596
                                                                      ----------
Total Long Term Liabilities                                                                            897,132
                                                                                                    ----------

Total Liabilities                                                                                    2,417,994

Stockholder's Equity:
         Capital Stock                                                    75,000
         Common Stock, no par value, authorized 2500 shares,
         Issued and outstanding 200 shares
         Retained Earnings                                               738,351
                                                                      ----------
Total Stockholder's Equity                                                                             813,351
                                                                                                    ----------
Total Liabilities & Stockholder's Equity                                                            $3,231,345
                                                                                                    ==========

                  See accompanying notes to financial statement

                             C & K AUTO IMPORTS INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

Sales                                                                                      $23,405,327
Cost of Goods Sold
         Beginning Inventory                                         $ 1,590,114
         Purchases                                                    21,906,898
         Transportation Costs                                             12,758
         Commissions                                                     152,079
         Maintenance Salaries                                             17,180
         Supplies                                                          6,512
         Salesmen Salaries                                               347,003
         Less: Ending Inventory                                        1,524,048
                                                                     -----------
Total Cost Of Goods Sold                                                                    22,508,496
                                                                                           -----------

Gross Profit                                                                               $   896,831
Operating Expenses:
         Officer Salary                                              $   112,250
         Office Salary                                                    91,461
         Auto Expense                                                      8,737
         Insurance                                                        35,220
         Office and Postage                                               20,141
         Payroll Taxes                                                    41,569
         Rent - Note - 6                                                  99,568
         Repair & Maintenance                                              3,062
         Telephone                                                        33,377
         Employee Benefits                                                56,674
         Alarm                                                             1,394
         Dues and Subs                                                     2,383
         Advertising - Note - 7                                          129,425
         Utilities                                                        11,199
         Service Charge                                                    3,232
         Professional Fees                                                22,500
         Pension - Note - 8                                                2,417
         Misc. Expense                                                       704
                                                                     -----------
Total Expense                                                                                  675,313
                                                                                           -----------

Net Income From Operations                                                                     221,518
Other: Interest Expense                                                   66,578
         Depreciation                                                     39,442
                                                                     -----------
Other Non-Operating Expenses                                                                   106,020
                                                                                           -----------

Net Income Before Taxes                                                                        115,498

Corporation Taxes                                                                                2,275

Net Income                                                                                 $   113,223
                                                                                           ===========

Earnings Per Share of Common Stock                                                         $    566.12
                                                                                           ===========

                 See accompanying notes to financial statements

                             C & K AUTO IMPORTS INC.
                         STATEMENT OF RETAINED EARNINGS
                             AS AT DECEMBER 31, 2001



Retained Earnings - as at January 1, 2001                        $   655,128

Net Income for the year ended
         December 31, 2001                                           113,223

Shareholders Distributions - 2001                                    (30,000)
                                                                 -----------

Retained Earnings - as at December 31, 2001                      $   738,351
                                                                 ===========






















                 See accompanying notes to financial statements

                             C & K AUTO IMPORTS INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                                                       $   113,223

Adjustments to reconcile net income to net
cash provided by operating activities:
         Depreciation                                           $    39,442
Changes in current assets and liabilities:
         Decrease in Accounts Receivable                              3,572
         Decrease in Inventory                                       66,066
         Decrease in Accounts Payable                               166,341
         Increase in Taxes Payable                                      963
         Decrease in Loan Payable                                     4,000
                                                                -----------

Total Adjustments                                                                                    280,384
                                                                                                 -----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   393,607

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------

Capital Expenditure for Fixed Assets                                (37,519)
Increase in Other Assets                                                  0
Increase in Other Liabilities                                        41,043
Increase in Shareholders' Distribution                              (30,000)
                                                                -----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   (26,476)
                                                                                                 -----------

Net Increase in Cash and in Cash Equivalents                                                         367,131

Cash and Cash Equivalents at Beginning of the Year                                                   452,598

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                                 $   819,729
                                                                                                 ===========




                 See accompanying notes to financial statements

                             C & K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1. NATURE OF BUSINESS:

C & K Auto Imports Inc. ("Company") was formed under the laws of the State of New Jersey on March 7, 1986 as a used auto dealership of imported high end automobiles in the State of New Jersey.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows.

Accounting Method
-----------------

The Company prepares its financial statements on the accrual method. Under this method, revenues are recognized when earned, and expenses are recognized when incurred.

Inventory
---------

All inventories are valued at the lower of cost or market. The cost of the parts is determined using the last-in, first-out (LIFO) method, and the cost of the used vehicles is determined on a specific identification basis.

Inventories consist of the following components:

                  Used Vehicles                      $     1,519,531
                  Parts                                        4,517
                                                     ---------------

                                                     $     1,524,048
                                                     ===============

Revenue Recognition
-------------------

The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and extended service revenues are recognized upon the sale of the finance, insurance, or extended service contract. Revenue is recognized from charges for shipping the vehicles, storing them, and preparing them for delivery to customers. The cost of these activities is considered a cost of sale.

                             C & K AUTO IMPORTS INC.
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2001

Credit Risk
-----------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. However the Company maintains cash balances in excess of federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances. Concentrations of credit risk with respect to trade receivables are reduced due to the Company's large number of customers. The Company conducts credit evaluations of its customers and may or may not require collateral or other security from these customers.

The Company has sold customer installment contracts to various banks. Substantially all of the contracts are without recourse. The banks retain portions of the contract amounts as reserves that are released to the Company as the customers make monthly payments. Refunds of the reserves in the event of default or early payment are recognized as incurred. Management anticipates no significant losses under these arrangements, and, accordingly, no provision has been made for future losses on contracts outstanding.

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.

The Company is an S corporation for federal and state taxes. The earnings are included in the stockholders' personal income tax returns and taxed depending on their personal tax situations. The financial statements include a provision for New Jersey corporation taxes.

NOTE 3. ACCOUNTS RECEIVABLE:

All accounts receivable are current and an allowance for doubtful accounts were not deemed necessary at this time.

                             C &K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 4. FIXED ASSETS AND DEPRECIATION:

If expenditure result in an asset having a useful life that extends beyond the year of acquisition, the expenditure is capitalized.

Equipment, vehicle, furniture and fixtures are recorded at cost. Depreciation on equipment, vehicle, furniture and fixture is provided on the accelerated cost recovery system, (ACRS) over the useful lives of the assets.

Equipment                                   5 Years
Furniture & fixtures                        5 Years
Leasehold Improvements                      3 Years

NOTE 5. LOAN PAYABLE AND LONG-TERM DEBT:

Loans consists of the following at December 31, 2001

Line of credit to Valley National Bank in the amount of $850,000. Interest is to paid monthly based on the amount due. Interest is Calculated at 1 % above Banks announced prime on balances below $500,000. Interest is calculated at 1 1/2%
above Banks announced prime for the balance above $500,000 to credit line limit of $850,000. However, at no time during term of the loan shall interest be less than 8%. Collateralized by borrower's business assets, second mortgage lien on residential real property of Doron Sauer, pledge by Stephen Cohen of various
marketable securities, pledge of various vehicle titles.                                  $ 832,312

Note payable to Ford Credit in monthly installments of $690.29 At an interest
rate of %, collateralized by the truck and trailer.                                              --

Installment agreement with various institutions. The Company remains liable for the financing differential if loan does not extend
to the full term.                                                                            23,536
                                                                                          ---------

                                                                                          $ 855,848
                                                                                          =========

                             C & K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 6. ARRANGEMENTS FOR LEASING FROM OTHERS:

The Company leases its dealership facilities from an unrelated third party under an operating lease expiring on February 28, 2005. The lease requires the Company to pay all maintenance, utilities, and insurance on the lease property. The following schedule shows the aggregate future minimum lease payments required by year under the lease:

Years Ending December 31,

                  2001                               $   60,623.46
                  2002                                   63,654.64
                  2003                                   66,837.38
                  2004                                   70,179.28
                  2005 - lease term                      11,790.12
                                                     -------------

                                                     $  273,084.88
                                                     =============

The Company leases its warehouse facilities from an unrelated third party under an operating lease expiring on February 28, 2006. The lease requires the Company to pay all maintenance, 15.2% of real estate taxes, 40% of electric and gas. The following schedule shows the aggregate future minimum lease payments required by year under the operating lease:

Years Ending December 31,

                  2001                               $   38,640.00
                  2002                                   38,640.00
                  2003                                   38,640.00
                  2004                                   38,640.00
                  2005                                   38,640.00
                  2006 - lease term                       6,440.00
                                                     -------------

                                                     $  199,640.00
                                                     =============

                             C & K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 7. ADVERTISING

Advertising costs are charged to operations in the year incurred.

NOTE 8. PENSION PLAN

The Company has a 401k pension plan administered by Automatic Data Processing. All employees are eligible to participate in the plan after completing three months of service with the Company, there is no minimum age requirement.

The minimum percentage of compensation a participant may elect to defer is 1% and the maximum is 15%. The Company does not match contributions. The participant is 100% vested after three years of service with the Company.

GOLF & WROBLESKI CPA'S, LLP.
--------------------------------------------------------------------------------
Danny Golf, C.P.A.                                47 West 34th Street, Suite 555
Raymond Wrobleski, C.P.A.                         New York, NY 10001
                                                  Tel. (212) 967-8988
                                                  Fax. (212) 268-5323




















                             C & K AUTO IMPORTS INC.

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 2000

                             C & K AUTO IMPORTS INC.


                                TABLE OF CONTENTS

Independent auditor's report                                                            F-1

Statement of Financial Condition as of December 31, 2000                                F-2

Statement of Income and Retained Earnings For the year ended
December 31, 2000                                                                     F-3,4

Statement of Cash Flows for the year ended December 31, 2000                            F-5

Notes to Financial Statements                                                  F-6,7,8,9,10

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



To the Board of Directors
C & K Auto Imports Inc.
60 Railroad Avenue
Hasbrouck Heights, NJ 07604


We have audited the accompanying statement of Financial Condition of C & K Auto Imports Inc. of December 31, 2000 and, the related statement of income and retained earnings and, cash flows for the year then ended. These financial statements are the responsibility of the C & K Auto Imports Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & K Auto Imports Inc. as of December 31, 2000, and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles.




GOLF & WROBLESKI, CPA'S, LLP.
New York, New York

March 27, 2002

                             C & K AUTO IMPORTS INC.
                        STATEMENT OF FINANCIAL CONDITION
                             AS AT DECEMBER 31, 2000

Assets
Current Assets:
         Cash                                                          $    452,598
         Accounts Receivable - Note 3                                       851,331
         Inventory - Note 2                                            $  1,590,114
                                                                       ------------
Total Current Assets                                                                            $ 2,894,043

Fixed Assets - Note 4
         Machinery and Equipment                                             82,189
         Furniture and Fixtures                                               5,036
         Leasehold Improvements                                              82,785
         Less: Accum. Depreciation                                          150,223
                                                                       ------------
Total Fixed Assets                                                                                   19,787

Other Assets
         Security Deposits                                                                           21,945
                                                                                                -----------

Total Assets                                                                                    $ 2,935,775
                                                                                                ===========

Liabilities and Stockholder's Equity
Current Liabilities:
         Accounts Payable - Trade                                      $    504,347
         Taxes Payable                                                       16,899
         Loan Payable - Current - Note                                      828,312
                                                                       ------------
Total Current Liabilities                                                                       $ 1,349,558

Long-Term Liabilities
         Long Term Debt - Note - 5                                           39,352
         Due to Officers                                                    816,737
                                                                       ------------
Total Long Term Liabilities                                                                         856,089
                                                                                                -----------

Total Liabilities                                                                                 2,205,647

Stockholder's Equity:
         Capital Stock                                                       75,000
         Common Stock, no par value, authorized 2500 shares,
         Issued and outstanding 200 shares
         Retained Earnings                                                  655,128
                                                                       ------------
Total Stockholder's Equity                                                                          730,128
                                                                                                -----------

Total Liabilities & Stockholder's Equity                                                        $ 2,935,775
                                                                                                ===========

                  See accompanying notes to financial statement


                             C & K AUTO IMPORTS INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

Sales                                                                           $  21,775,605
Cost of Goods Sold
         Beginning Inventory                         $    1,384,009
         Purchases                                       20,680,809
         Transportation Costs                                10,649
         Commissions                                         86,546
         Maintenance Salaries                                23,084
         Supplies                                             7,389
         Salesmen Salaries                                  306,849
         Less: Ending Inventory                           1,590,114
                                                     --------------
Total Cost Of Goods Sold                                                           20,909,221
                                                                                -------------

Gross Profit                                                                    $     866,384
Operating Expenses:
         Officer Salary                              $      104,000
         Office Salary                                       97,806
         Auto Expense                                        12,585
         Insurance                                           27,634
         Office and Postage                                  17,267
         Payroll Taxes                                       44,948
         Rent - Note - 6                                     91,455
         Repair & Maintenance                                 3,490
         Telephone                                           27,535
         Employee Benefits                                   40,867
         Alarm                                                1,482
         Dues and Subs                                        2,399
         Advertising - Note - 7                             141,592
         Utilities                                            9,595
         Service Charge                                       4,928
         Professional Fees                                    6,000
         Misc. Expense                                        4,772
                                                     --------------
Total Expense                                                                         638,355
                                                                                -------------

Net Income From Operations                                                            228,029
Other: Interest Expense                                      90,786
         Depreciation                                        41,444
                                                     --------------
Other Non-Operating Expenses                                                          132,230
                                                                                -------------

Net Income Before Taxes                                                                95,799
Corporation Taxes                                                                         537

Net Income                                                                      $      95,262
                                                                                =============
Earnings Per Share of Common Stock                                              $      476.31

                 See accompanying notes to financial statements

                             C & K AUTO IMPORTS INC.
                         STATEMENT OF RETAINED EARNINGS
                             AS AT DECEMBER 31, 2000



Retained Earnings - as at January 1, 2000                         $   589,866

Net Income for the year ended
         December 31, 2000                                             95,262

Shareholders Distributions - 2000                                     (30,000)
                                                                  -----------

Retained Earnings - as at December 31, 2000                       $   655,128
                                                                  ==========-




                 See accompanying notes to financial statements

                             C & K AUTO IMPORTS INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                                                       $    95,262

Adjustments to reconcile net income to net
cash provided by operating activities:
         Depreciation                                           $    41,444
Changes in current assets and liabilities:
         Increase in Accounts Receivable                           (297,218)
         Increase in Inventory                                     (202,790)
         Decrease in Accounts Payable                                (9,588)
         Decrease in Taxes Payable                                   (4,393)
         Decrease in Loan Payable                                  (127,435)
                                                                -----------

Total Adjustments                                                                                   (599,978)
                                                                                                 -----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  (504,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------

Capital Expenditure for Fixed Assets                                 (9,178)
Increase in Other Assets                                                  0
Increase in Other Liabilities                                       173,891
Increase in Shareholders' Distribution                              (30,000)
                                                                -----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   134,713
                                                                                                 -----------

Net Increase in Cash and in Cash Equivalents                                                        (370,003)

Cash and Cash Equivalents at Beginning of the Year                                                   822,601
                                                                                                 -----------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                                 $   452,598
                                                                                                 ===========









                 See accompanying notes to financial statements

                             C & K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1. NATURE OF BUSINESS:

C & K Auto Imports Inc. ("Company") was formed under the laws of the State of New Jersey on March 7, 1986 as a used auto dealership of imported high end automobiles in the State of New Jersey.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows.

Accounting Method
-----------------

The Company prepares its financial statements on the accrual method. Under this method, revenues are recognized when earned, and expenses are recognized when incurred.

Inventory
---------

All inventories are valued at the lower of cost or market. The cost of the parts is determined using the last-in, first-out (LIFO) method, and the cost of the used vehicles is determined on a specific identification basis.

Inventories consist of the following components:

                  Used Vehicles                      $     1,586,350
                  Parts                                        3,764
                                                     ---------------

                                                     $     1,590,114
                                                     ===============

Revenue Recognition
-------------------

The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and extended service revenues are recognized upon the sale of the finance, insurance, or extended service contract. Revenue is recognized from charges for shipping the vehicles, storing them, and preparing them for delivery to customers. The cost of these activities is considered a cost of sale.

                             C & K AUTO IMPORTS INC.
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2000

Credit Risk
-----------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. However the Company maintains cash balances in excess of federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances. Concentrations of credit risk with respect to trade receivables are reduced due to the Company's large number of customers. The Company conducts credit evaluations of its customers and may or may not require collateral or other security from these customers.

The Company has sold customer installment contracts to various banks. Substantially all of the contracts are without recourse. The banks retain portions of the contract amounts as reserves that are released to the Company as the customers make monthly payments. Refunds of the reserves in the event of default or early payment are recognized as incurred. Management anticipates no significant losses under these arrangements, and, accordingly, no provision has been made for future losses on contracts outstanding.

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.

The Company is an S corporation for federal and state taxes. The earnings are included in the stockholders' personal income tax returns and taxed depending on their personal tax situations. The financial statements include a provision for New Jersey corporation taxes.

NOTE 3. ACCOUNTS RECEIVABLE:

All accounts receivable are current and an allowance for doubtful accounts were not deemed necessary at this time.

                             C &K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4. FIXED ASSETS AND DEPRECIATION:

If expenditure result in an asset having a useful life that extends beyond the year of acquisition, the expenditure is capitalized.

Equipment, vehicle, furniture and fixtures are recorded at cost. Depreciation on equipment, vehicle, furniture and fixture is provided on the accelerated cost recovery system, (ACRS) over the useful lives of the assets.

Equipment                                   5 Years
Furniture & fixtures                        5 Years
Leasehold Improvements                      3 Years

NOTE 5. LOAN PAYABLE AND LONG-TERM DEBT:

Loans consists of the following at December 31, 2000:

Line of credit to Valley National Bank in the amount of $850,000. Interest is to paid monthly based on the amount due. Interest is Calculated at 1 % above Banks announced prime on balances below $500,000. Interest is calculated at 1 1/2%
above Banks announced prime for the balance above $500,000 to credit line limit of $850,000. However, at no time during term of the loan shall interest be less than 8%. Collateralized by borrower's business assets, second mortgage lien on residential real property of Doron Sauer, pledge by Stephen Cohen of various
marketable securities, pledge of various vehicle titles.                               $    828,312

Note payable to Ford Credit in monthly installments of $690.29 At an interest
rate of %, collateralized by the truck and trailer.                                              --

Installment agreement with various institutions. The Company remains liable for the financing differential if loan does not extend
to the full term.                                                                            39,352
                                                                                       ------------

                                                                                       $    867,664
                                                                                       ============

                             C & K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2000


NOTE 6. ARRANGEMENTS FOR LEASING FROM OTHERS:

The Company leases its dealership facilities from an unrelated third party under an operating lease expiring on February 28, 2005. The lease requires the Company to pay all maintenance, utilities, and insurance on the lease property. The following schedule shows the aggregate future minimum lease payments required by year under the lease:

Years Ending December 31,

                  2001                               $   60,623.46
                  2002                                   63,654.64
                  2003                                   66,837.38
                  2004                                   70,179.28
                  2005 - lease term                      11,790.12
                                                     -------------

                                                     $  273,084.88
                                                     =============

The Company leases its warehouse facilities from an unrelated third party under an operating lease expiring on February 28, 2006. The lease requires the Company to pay all maintenance, 15.2% of real estate taxes, 40% of electric and gas. The following schedule shows the aggregate future minimum lease payments required by year under the operating lease:

Years Ending December 31,

                  2001                               $    38,640.00
                  2002                                    38,640.00
                  2003                                    38,640.00
                  2004                                    38,640.00
                  2005                                    38,640.00
                  2006 - lease term                        6,440.00
                                                     --------------

                                                     $   199,640.00
                                                     ==============

                             C & K AUTO IMPORTS INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE 7. ADVERTISING

Advertising costs are charged to operations in the year incurred.

NOTE 8. PENSION PLAN

The Company has a 401k pension plan administered by Automatic Data Processing. All employees are eligible to participate in the plan after completing three months of service with the Company, there is no minimum age requirement.

The minimum percentage of compensation a participant may elect to defer is 1% and the maximum is 15%. The Company does not match contributions. The participant is 100% vested after three years of service with the Company.

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES

                              PRO FORMA INFORMATION

                                                                                        Page
                                                                                        ----

Pro Forma Consolidated Statement of Operations
     For the Year Ended December 31, 2001.......................................          F-1

Notes to Pro Forma Financial Statements ........................................      F-2-F-3

            ASSOCIATED AUTOMOTIVE GROUP INCORPORATED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                       Audited           Audited         Unaudited       Unaudited
                                       -------           -------         ---------       ---------
                                       Associated                                        Pro forma
                                       Automotive                                        Consolidated
                                       Group, Inc.                       Adjustments     Statement
                                       Before C&K        C&K             and             of
                                       Acquisition       Auto Imports    Eliminations    Operations
                                       -----------       ------------    ------------    ------------
Sales
    Retail                             $18,578,546        $23,405,327                     $41,983,873
    Wholesale                           16,503,550                                         16,503,550
                                      ---------------------------------------------------------------

                                        35,082,096         23,405,327                      58,487,423
                                      ---------------------------------------------------------------

Cost of Sales
    Retail                              17,917,348         22,508,496                     $40,425,844
    Wholesale                           16,293,949                                         16,293,949
                                      ---------------------------------------------------------------

                                        34,211,297         22,508,496                      56,719,793
                                      ---------------------------------------------------------------

Gross Profit                               870,799            896,831                       1,767,630

Finance, Insurance, Warranty
And Other Income, net                      268,413                 --                         268,413
                                     ----------------------------------------------------------------

Income From Operations Before
Operating Expenses and Interest
Expenses                                 1,139,212            896,831                       2,036,043

Operating Expenses                       2,593,475            714,755                       3,308,230
                                      ---------------------------------------------------------------

Income (Loss) From Operations           (1,454,263)           182,076                      (1,272,187)

Other Expenses:
Interest Expenses                         (170,934)           (66,578)                       (237,512)
Loss on worthless securities
Write-off                                  (90,000)                --                         (90,000)
                                      ---------------------------------------------------------------

                                          (260,934)           (66,578)                       (327,512)
Income (Loss) Before Income
Taxes                                   (1,715,197)           115,498                      (1,599,699)

Income Taxes                                                   (2,275)                         (2,275)
                                      ---------------------------------------------------------------

Net Income (Loss)                     $ (1,715,197)       $   113,233    $        --      $(1,601,974)
                                      ===============================================================

                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED
                 CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                                   (UNAUDITED)


Terms and Definitions

Associated Automotive Group Incorporated ("AAGI"): A holding company, formerly named Uniservice Corporation.

Associated Automotive Group, Inc. ("AAG"): A company in the business of identifying and acquiring companies that operate in the automotive industry. AAG acquired a wholly owned interest in Motorcars of South Florida, Inc. in July 2001 and C&K Auto Imports, Inc. in January 2002. On January 9, 2002 AAG was acquired by AAGI. The acquisition was accounted for as a recapitalization of the accounting survivor.

Motorcars of South Florida, Inc. ("Motorcars"): A company that operates an automobile dealership located in South Florida. Motorcar's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

C & K Auto Imports, Inc. ("C&K"): A company that operates an automobile dealership located in New Jersey. C & K's principal business is retail and wholesale sales of quality high-line and exotic pre-owned automobiles.

Restricted Cash: Includes funds from the sales proceeds relating to vehicles financed under the Company's floor plan agreement. These funds, by agreement, are required to be remitted to the bank.

Inventories: Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis.

Property and Equipment: Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives of the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

Investment: Marketable equity securities are accounted for as trading securities and are stated at market value with unrealized gains and losses accounted for in current operations.

Revenue Recognition: Revenue from the sale of vehicles is recognized when title is transferred to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contracts.

Advertising: Advertising costs are charged to operations in the year incurred.

Income Taxes: No provision for income tax expense or benefit has been provided herein.

Transactions Covered by the Pro Forma Financial Information

The pro forma financial information for the year ended December 31, 2001 assumes that the transactions detailed below occurred on January 1, 2001.

Transactions covered by the pro forma information:

Effective January 9, 2002 and pursuant to a special meeting of AAGI's shareholders on December 14, 2001, AAGI disposed of its historical operating subsidiaries and acquired AAG. Pursuant to the terms of a share exchange agreement with AAG, AAGI issued 9,367,822 shares of its common stock to the shareholders and affiliates of AAG in exchange for a wholly-owned interest in AAG. In connection with the share exchange agreement AAGI sold its historical operating subsidiaries to its chief executive officer (who simultaneously resigned from AAGI) in consideration of 825,000 shares of AAGI's outstanding class B common stock owned by the chief executive officer. The 825,000 shares of class B common stock were returned to AAGI's treasury. AAGI's remaining outstanding shares of class B common stock (which were held by the chief executive officer) were converted to class A common stock. The share exchange and stock purchase have been accounted for as a recapitalization of the accounting acquirer. Accordingly, AAGI has been accounted for as the successor to AAG.

Pursuant to a stock purchase agreement dated January 22, 2002, effective January 9, 2002, AAG acquired all of the issued and outstanding shares of C&K from the sole shareholder of C&K in consideration for 750,000 shares of AAGI's class A common stock and $500,000.

While the transactions above were effective on January 9, 2002, interim financial information for the period January 1, 2002 through January 9, 2002 is not presented. This interim period is not presented because results of operations from January 1, 2002 through January 9, 2002 are immaterial. The companies presented conducted minimal business during this period. The period only covers a total of 5 business days, of which the operations of Motorcars and C&K substantially decreased due to the New Year's holiday. AAGI's historical operations were immaterial for the same reason.

Explanation of Pro Forma Financial Presentation

The preceding consolidated pro forma unaudited consolidated statement of operations present a series of transactions that occurred subsequent to December 31, 2001. The pro forma consolidated statement of operations for the year ended December 31, 2001 reflects the combined operations of Motorcars and C&K as if AAGI had acquired these companies as of January 1, 2001.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                 Page
                                                 ----

Prospectus Summary...........................
Risk Factors.................................
Capitalization...............................
Use of Proceeds..............................
Price Range of Common Stock
   and Dividend Policy.......................
Forward-Looking Statements...................
Management's Discussion and
  Analysis or Plan of Operation..............
Business.....................................
Management...................................
Executive Compensation.......................
Certain Transactions.........................
Principal Shareholders.......................
Description of Securities....................
Selling Security holders.....................
Plan of Distribution ........................
Shares Eligible for Future Sale..............
Legal Matters................................
Experts......................................
Additional Information.......................
Financial Statements.........................


                               ____________ SHARES


                                 Motorcars Auto

                               Group Incorporated


                                   PROSPECTUS


                             ________________, 2002


         UNTIL _________, 2002 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRI BUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:


SEC Registration and Filing Fee..............................................   $       119.68

Legal Fees and Expenses*.....................................................        10,000.00
Accounting Fees and Expenses*................................................        10,000.00
Financial Printing*..........................................................         3,000.00
Transfer Agent Fees*.........................................................         2,000.00
Blue Sky Fees and Expenses*..................................................           750.00
Miscellaneous*...............................................................         1,000.00
                                                                                --------------

          TOTAL..............................................................   $    26,869.68
                                                                                ==============

* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In May 2000, we issued 5,000 shares of our class A common stock to Adorno & Yoss, P.A., as payment for legal services performed. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Adorno & Yoss, P.A. had access to information about our company and had the opportunity to ask questions about our company.

         In January 2002, we issued 60,000 shares of our class A common stock to Adorno & Yoss, P.A. as payment for legal services performed during 2000 and early 2001. The issuance of the shares was exempt from registration under
Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Adorno & Yoss, P.A. had access to information about our company and had the opportunity to ask questions about our company.

         On January 10, 2002, Ricardo Vilensky converted 575,000 shares of Class B common stock into shares of our Class A common stock. Pursuant to the conversion rights of the Class B shares we issued Mr. Vilensky 575,000 shares of our Class A common stock. The Class B shares were retired and returned to our treasury. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Mr. Vilensky, as former chief executive officer of our company, had access to information concerning our company and had the opportunity to ask questions regarding our company.

         Effective January 10, 2002, pursuant to a share exchange agreement dated January 9, 2002 with Associated Automotive Group, Inc., we issued an aggregate of 9,367,822 shares of our class A common Stock to the shareholders of Associated Automotive Group, Inc. and its affiliates. The principal shareholders of Associated Automotive Group, Inc. were Barry Tenzer an David Jacoby. In connection with this transaction we issued shares to 45 accredited individuals and entities. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. The shareholders and affiliates had access to information about our company and had the opportunity to ask questions about our company.

         In addition, effective January 10, 2002, we issued Hyperion Partners Corp., an accredited investor, a warrant to purchase 55,000 shares of our class A common stock, exercisable at $.05 per share for a period of three years. The warrant was issued pursuant to our share exchange agreement with Associated Automotive Group, Inc. The warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The warrant issued contain a legend restricting its transferability absent registration or an available exemption. Hyperion had access to information about our company and had the opportunity to ask questions about our company.

         On February 5, 2002, pursuant to a stock purchase agreement entered into on January 22, 2002, effective January 9, 2002, by and between C&K Auto Imports, Inc. and Associated Automotive Group, Inc., we issued 750,000 shares of our class A common Stock to Doron Sauer (an accredited investor and the sole shareholder of C&K). Effective December 19, 2002, the shares have been repurchased by our company and returned to treasury. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Mr. Sauer had access to information about our company and had the opportunity to ask questions about our company.

         In April 2002, we completed a private placement of our securities under which we raised $1,300,000 through the sale of our securities to five accredited investors. Pursuant to the terms of the offering, we sold an aggregate of 520,000 shares of our class A common stock and warrants exercisable at $6.00 per share to purchase an aggregate of 174,000 shares of class A common stock. The warrants are exercisable for a period of two years from the date of issuance and are callable at $.0001 per share if our class A common stock trades at or above $4.50 per share for a period of ten consecutive days. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption. The investors received information concerning our company and had access to information about our company and were given the opportunity to ask questions about our company.

         On May 3, 2002, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., an accredited investor, under which we sold Laurus a 9% convertible note in an aggregate principal amount of $500,000, convertible into shares of our company's class A common stock at $3.09 per share. Our obligations under the convertible note are secured by a security interest in our property and inventory. In addition, we issued Laurus a warrant to purchase 65,000 shares of our class A common stock, exercisable for a period of two years, at $3.30 per share, subject to adjustment. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption. The investors received information concerning our company and had access to information about our company and were given the opportunity to ask questions about our company.

         Effective November 2002 we entered into an agreement with CGF Securities, LLC under which we issued an aggregate of 558,912 shares of our common stock to the 23 shareholders that participated in a private placement of Associated Automotive Group, Inc.'s common stock in December 2001 through January 2002. The issuance of these shares was pursuant to a settlement with CGF Securities, LLC. The securities issued pursuant to the private placement were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The securities issued contain a legend restricting their transferability absent registration or an available exemption. The investors received information concerning our company and had access to information about our company and were given the opportunity to ask questions about our company.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.      Description of Document
-----------      -----------------------

2.1 Stock Purchase Agreement dated January 9, 2002 by and between Inversiones Huillimapu S.A. and Uniservice
                 Corporation (1)
2.2 Share Exchange Agreement between Uniservice Corporation, Associated Automotive Group, Inc and Barry Tenzer (1)
3.1              Amended and Restated Articles of Incorporation (3)
3.1(b) Articles of Amendment to the Amended and Restated Articles of Incorporation (2)
3.2              Bylaws (3)
4.1              $500,000 Convertible Note dated May 3, 2002 (5)
4.2              Common Stock Purchase Warrant issued to Laurus Master Fund (5)

5.0              Legality Opinion of Adorno & Yoss, P.A.

10.1             Stock Option Plan (3)
10.2 Stock Purchase Agreement between Associated Automotive Group, Inc. and Doron Sauer (4)

10.3 Stock Purchase Agreement between Associated Automotive Group Incorporated and Doron Sauer (5)

21               Subsidiaries (4)
23.1             Consent of Adorno & Yoss, P.A. (See Exhibit 5)
23.2             Consent of Spear, Safer, Harmon & Co., Independent Accountants
23.3             Consent of Goldstein, Schechter, Price, Lucas, Horwitz & Co.,
                 P.A., Independent Accountants
23.4             Consent of Golf & Wrobleski CPA, LLP, Independent Accountants

99               Securities Purchase Agreement with Laurus Master Fund dated
                 May 3, 2002 (6)

(1) Incorporated by reference to the Report on Form 8-K as filed by the registrant on January 16, 2002.
(2) Incorporated by reference to the Definitive Proxy Statement filed by the registrant on December 3, 2001.

(3) Incorporated by reference to the Registration Statement on Form SB-2 (SEC file #50897). Filed by the registrant on April 24, 1998.
(4) Incorporated by reference to the Annual Report on Form 10-KSB filed by the registrant on April 16, 2002.
(5) Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended March 31, 2002 filed by the registrant on May 20, 2002.
(6) Incorporated by reference to the Report on Form 8-K as filed by the registrant on December 26, 2002.

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on January 7, 2003.

                                      Motorcars Auto Group Incorporated


                                      By:  /s/ Barry Tenzer
                                      ----------------------------------------
                                      Barry Tenzer
                                      Chairman, President and, Chief Executive
                                      Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                                    DATE
        ---------                                 -----                                    ----

/s/ Barry Tenzer                                  Chairman of the Board, Chief        January 7, 2003
---------------------------                       Executive Officer
Barry Tenzer

/s/ David Jacoby                                  Chief Financial Officer, Vice
---------------------------                       President and Director              January 7, 2003
David Jacoby

                                                  Director                            January 7, 2003
---------------------------
Stephenson Noel

/s/ Michelle Mathis                               Director                            January 7, 2003
---------------------------
Michelle Mathis